Exhibit 4.28.1
NOT FOR DISTRIBUTION INTO OR IN THE UNITED STATES.
THESE NOTES AND THE ADSs INTO WHICH THEY MAY BE EXCHANGED HAVE NOT BEEN REGISTERED AND THESE NOTES WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND ARE ONLY BEING OFFERED AND SOLD TO NON-U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OUTSIDE THE UNITED STATES IN RELIANCE ON REGULATION S. NEITHER THESE NOTES NOR ANY PORTION THEREOF MAY BE SOLD WITHIN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) DURING THE 40 DAY PERIOD FOLLOWING THE ISSUE DATE HEREOF. THESE NOTES MAY NOT BE EXCHANGED, UNLESS THE ADSs ARE REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.
TERMS AND CONDITIONS
The German version of the Terms and Conditions is the only legally binding version.
The English translation is for convenience only.
Nur die deutsche Version dieser Anleihebedingungen besitzt Rechtsverbindlichkeit.
Bei dem englischen Text handelt es sich lediglich um eine unverbindliche Übersetzung.

ANLEIHEBEDINGUNGEN
§ 1
(Allgemeines)
(1)	Nennbetrag und Stückelung. Diese 1,375% Garantierte Nachrangige Umtauschanleihe, fällig im Jahr 2010, der Infineon Technologies Investment B.V. (die “Anleiheschuldnerin”), einer Gesellschaft mit beschränkter Haftung (besloten vennootschap met beperkte aansprakelijkheid) nach dem Recht der Niederlande, im Gesamtnennbetrag von
€215.000.000
(in Worten: Euro Zweihundertfünfzehn Millionen)
ist in untereinander gleichberechtigte, auf den Inhaber lautende Teilschuldverschreibungen (die “Schuldverschreibungen”) im Nennbetrag von je €50.000 (der “Nennbetrag”) eingeteilt.

(2)	Verbriefung und Verwahrung.
(a)	Die Schuldverschreibungen werden durch eine auf den Inhaber lautende Globalurkunde (die “Globalurkunde”) ohne Zinsscheine verbrieft. Effektive Urkunden über einzelne Schuldverschreibungen und Zinsscheine werden nicht ausgegeben. Eine Kopie der Globalurkunde ist für die Inhaber von Schuldverschreibungen (jeweils ein “Anleihegläubiger”) kostenlos bei der Zahlstelle
(§ 17(1)) erhältlich.
TERMS AND CONDITIONS
§ 1
(General Provisions)
(1)	Nominal Amount and Denomination. This issue by Infineon Technologies Investment B.V. (the “Issuer”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, of 1.375% Guaranteed Subordinated Exchangeable Notes due 2010 in the aggregate nominal amount of
€215,000,000
(in words: euro two hundred fifteen million)
is divided into notes in bearer form with a nominal amount of €50,000 (the “Principal Amount”) each, which rank pari passu among themselves (the “Notes”).

(2)	Form and Custody.
(a)	The Notes are represented by a global certificate (the “Global Note”) payable to bearer without interest coupons. Definitive certificates representing individual Notes and interest coupons shall not be issued. A copy of the Global Note is available to the holders of the Notes (each a “Noteholder”) free of charge at the offices of the Paying Agent (§ 17(1)).

(b)	Die Globalurkunde wird von Clearstream Banking AG, Frankfurt am Main (“Clearstream Banking” oder das “Clearing System”) verwahrt, bis sämtliche Verpflichtungen der Anleiheschuldnerin aus den Schuldverschreibungen erfüllt sind. Die Globalurkunde trägt die eigenhändigen Unterschriften zweier für die Anleiheschuldnerin vertretungsbe-rechtigter Personen und ist von der Zahlstelle (§ 17(1)) oder in deren Namen mit einer Kontrollunterschrift versehen. Die Schuldverschreibungen sind durch entsprechende Depotbuchungen nach Maßgabe der anwendbaren Bestimmungen von Clearstream Banking und, außerhalb der Bundesrepublik Deutschland (“Deutschland”), von Clearstream Banking société anonyme, Luxemburg (“Clearstream Luxemburg”) und Euroclear Bank S.A./N.V., als Betreiber des Euroclear Systems (“Euroclear”), übertragbar.
(c)	Die Globalurkunde wird auf ihrer Vorderseite folgenden Hinweis enthalten: “THIS GLOBAL NOTE AND THE ADSs INTO WHICH IT MAY BE EXCHANGED HAVE NOT BEEN REGISTERED AND THIS GLOBAL NOTE WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY PORTION THEREOF MAY BE SOLD WITHIN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) DURING THE 40 DAY PERIOD FOLLOWING THE ISSUE DATE HEREOF. THIS GLOBAL NOTE MAY NOT BE EXCHANGED UNLESS THE ADSs ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.”
(d)	Buchung. Gemäß einer Vereinbarung vom 25. September 2007 zwischen der Anleiheschuldnerin und Clearstream Banking hat die Anleiheschuldnerin
(b)	The Global Note will be kept in custody with Clearstream Banking AG, Frankfurt am Main (“Clearstream Banking” or the “Clearing System”), until all obligations of the Issuer under the Notes have been satisfied. The Global Note shall be manually signed by two authorised representatives of the Issuer and shall be authenticated by or on behalf of the Paying Agent (§ 17(1)). The Notes shall be transferable by appropriate entries in securities accounts in accordance with applicable rules of Clearstream Banking and, outside the Federal Republic of Germany (“Germany”), of Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”), and Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”).
(c)	The Global Note will include on its face the following legend: “THIS GLOBAL NOTE AND THE ADSs INTO WHICH IT MAY BE EXCHANGED HAVE NOT BEEN REGISTERED AND THIS GLOBAL NOTE WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY PORTION THEREOF MAY BE SOLD WITHIN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) DURING THE 40 DAY PERIOD FOLLOWING THE ISSUE DATE HEREOF. THIS GLOBAL NOTE MAY NOT BE EXCHANGED UNLESS THE ADSs ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.”
(d)	Book-Entry. Pursuant to an agreement dated September 25, 2007 between the Issuer and Clearstream Banking, the Issuer has appointed Clearstream

Clearstream Banking in Bezug auf die Schuldverschreibungen als Register-stelle für Buchungen (die “Registerstelle”) bestellt. Unbeschadet der Ausgabe der Schuldverschreibungen als auf den Inhaber lautende Schuldverschreibungen und deren Status als auf den Inhaber lautende Schuldverschreibungen im Sinne der deutschen Rechtsvorschriften, hat sich die Anleiheschuldnerin zur Führung eines Registers bereit erklärt, in dem die Gesamtzahl der durch die Globalur-kunde verbrieften Schuldverschreibungen auf den Namen der Registerstelle eingetragen ist. Als Bevollmächtigte der Anleiheschuldnerin hat sich Clearstream Banking zur Führung von Registrierungsunterlagen für die Schuldverschreibungen bereit erklärt, die zugunsten der Inhaber der Miteigentumsanteile an den Schuldverschreibungen, die durch die Globalurkunde verbrieft werden, auf den Konten der Kontoinhaber bei Clearstream Banking gutgeschrieben werden. Die Anleiheschuldnerin und Clearstream Banking haben zugunsten der Inhaber von Miteigentumsanteilen an den Schuldverschreibungen vereinbart, dass die tatsächliche Anzahl der Schuldverschreibungen jeweils durch die Registrierungsunterlagen der Registerstelle nachgewiesen wird.
§ 2
(Nachrangigkeit der Zahlungsansprüche; Status der Schuldverschreibungen; Negativverpflichtung der Anleiheschuldnerin)
(1)	Nachrangigkeit der Zahlungsansprüche, Status der Schuldverschreibungen. Die Forderungen der Inhaber der Anleihe (“Anleihegläubiger”) auf Zahlung von Kapital oder Zinsen sowie sämtlicher sonstiger Beträge aus den Schuldverschreibungen sind nachrangig gegenüber ranghöheren, nicht nachrangigen Forderungen aller anderen Gläubiger der Anleiheschuldnerin. Diese Nachrangigkeit hat zur Folge, dass im Fall der Auflösung, der Insolvenz oder anderer Verfahren zur Abwendung der Insolvenz, die Zahlung aller Beträge, die nach den Schuldverschreibungen fällig werden, erst erfolgt, nachdem alle ranghöheren und nicht nachrangigen Forderungen gegen die Anleiheschuldnerin erfüllt worden sind. Jedes Recht zur Aufrechnung gegen Ansprüche der Anleiheschuldnerin mit Ansprüchen aus den Schuldverschreibungen ist ausgeschlossen. Die Schuldverschreibungen begründen nicht besicherte Verbindlichkeiten der
Banking as its book-entry registrar (the “Book-Entry Registrar”) in respect of the Notes. Without prejudice to the issuance of the Notes in bearer form and their status as bonds in bearer form for German legal purposes, the Issuer has agreed to maintain a register showing the aggregate number of the Notes represented by the Global Note registered in the name of the Book-Entry Registrar. Clearstream Banking has agreed, as agent of the Issuer, to maintain records of the Notes credited to the accounts of the accountholders at Clearstream Banking for the benefit of the holders of the co-ownership interests in the Notes represented by the Global Note. The Issuer and Clearstream Banking have agreed, for the benefit of the holders of co-ownership interests in the Notes, that the actual number of Notes from time to time will be evidenced by the records of the Book-Entry Registrar.
§ 2
(Subordination of Payment Claims, Status of the Notes; Negative Pledge of Issuer)
(1)	Subordination of Payment Claims, Status of the Notes. The claims of the holders of the Notes (the “Noteholders”) for payment of principal or interest or any other amounts arising under the Notes shall be subordinated to the claims of all other creditors of the Issuer which are senior and not subordinated. Such subordination shall mean that in any event of liquidation, bankruptcy or other proceedings to avoid bankruptcy any amounts that become payable under the Notes shall be paid only after all claims against the Issuer which are senior and not subordinated have been satisfied. Any right to set-off claims arising from the Notes against claims of the Issuer shall be excluded. The Notes are unsecured obligations of the Issuer ranking pari passu among themselves and at least pari passu with all other present and future unsecured and subordinated obligations of the Issuer, save for such obligations as may

Anleiheschuldnerin, die untereinander im gleichen Rang und mit allen anderen gegenwärtigen und zukünftigen nicht besicherten und nachrangigen Verbindlichkeiten der Anleiheschuldnerin zumindest im gleichen Rang stehen, mit Ausnahme von Verbindlichkeiten, die kraft gesetzlicher Bestimmungen vorrangig sind.

(2)	Negativverpflichtung. Solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, zu dem sämtliche nach diesen Anleihebedingungen an die Anleihegläubiger zahlbaren Beträge der Zahlstelle (§ 17(1)) zur Verfügung gestellt und alle sich aus § 7 ergebenden Pflichten erfüllt worden sind, verpflichtet sich die Anleiheschuldnerin, für nachrangige Kapitalmarktverbindlichkeiten, einschließlich dafür übernommener Garantien oder anderer Gewährleistungen, keine Sicherheiten an ihrem Vermögen zu bestellen, ohne gleichzeitig sicher zu stellen, dass die Anleihegläubiger (§ 2(1)) im gleichen Rang anteilig an dieser Sicherheit teilnehmen. Die Verpflichtung nach Satz 1 findet keine Anwendung auf Sicherheiten, die (i) nach dem anzuwendenden Recht zwingend notwendig sind, oder (ii) als Voraussetzung einer staatlichen Genehmigung erforderlich sind, oder (iii) von der Anleiheschuldnerin zur Sicherung von Forderungen bestellt werden, die der Anleiheschuldnerin aufgrund der Weiterleitung des Erlöses aus der Veräußerung von Schuldtiteln gegen eine ihrer konsolidierten Tochtergesellschaften oder einen Dritten am Tag der Ausgabe der Schuldverschreibungen oder zukünftig zustehen, sofern diese Sicherheiten der Besicherung der Verpflichtungen aus den jeweiligen Schuldtiteln dienen. Eine nach Satz 1 zu leistende Sicherheit kann auch zugunsten eines Treuhänders der Anleihegläubiger bestellt werden.

(3)	Kapitalmarktverbindlichkeiten. “Kapitalmarktverbindlichkeiten” im Sinne dieser Anleihebedingungen bedeutet jede Verpflichtung zur Rückzahlung von Geldbeträgen, die im Wege der Ausgabe von Anleihen, Schuldverschreibungen oder anderen Schuldtitel, die an einer Börse oder an einem anderen anerkannten Wertpapiermarkt notiert oder gehandelt werden können, aufgenommen wurden; ausgenommen hiervon sind, soweit vorstehend nicht ausdrücklich etwas anderes geregelt ist, außerbilanzielle Vermögensgegenstände und Verbindlichkeiten.
be preferred by applicable law.

(2)	Negative Pledge. So long as any Notes shall remain outstanding, but only until the time at which all amounts payable to the Noteholders under the Notes in accordance with these Terms and Conditions have been placed at the disposal of the Paying Agent (§ 17(1)) and all obligations pursuant to § 7 have been fulfilled, the Issuer undertakes not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Noteholders (§ 2(1)) share equally and ratably in such security. The undertaking pursuant to sentence 1 shall not apply to security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals or (iii) provided by the Issuer to secure any claims of the Issuer against any of its consolidated subsidiaries or any third party if such claims exist on the issue date of the Notes or arise at any time in the future as a result of the passing on of the proceeds from the sale by the Issuer of any debt securities to the extent that any such security serves to secure obligations under such debt securities. Any security which is to be provided pursuant to sentence 1 may also be provided to a person acting as trustee for the Noteholders.

(3)	Capital Market Indebtedness. For the purpose of these Terms and Conditions “Capital Market Indebtedness” means any obligation to repay money that is borrowed through the issuance of bonds, notes or other debt securities which are capable of being listed or traded on a stock exchange or other recognized securities market; except as expressly provided above, it does not include any off-balance sheet assets and liabilities.

§ 3

(Verzinsung)
(1)	Zinssatz. Die Schuldverschreibungen werden ab einschließlich dem 26. September 2007 (der “Ausgabetag”) mit jährlich 1,375% auf ihren Nennbetrag verzinst. Die Zinsen sind jährlich nachträglich am 31. August eines jeden Jahres (jeweils ein “Zinszahlungstag”), erstmals am 31. August 2008, zahlbar. Letzter Zinszahlungstag ist der Endfälligkeitstermin (§ 4(1)) (sofern nicht die Schuldverschreibungen zuvor zurückgezahlt, umgetauscht oder zurückgekauft und entwertet wurden). Die Verzinsung der Schuldverschreibungen endet mit Beginn des Tages, an dem die Schuldverschreibungen zur Rückzahlung fällig werden. Im Falle einer Ausübung des Umtauschrechtes (§ 7(1)) hinsichtlich einer Schuldverschreibung endet die Verzinsung dieser Schuldverschreibung mit Ablauf des Tages, der dem letzten Zinszahlungstag vor dem Umtauschtag (§ 8(4)) unmittelbar vorausgeht, bzw., sofern es bis dahin keinen Zinszahlungstag gegeben hat, am Ausgabetag.

(2)	Verzug. Sofern die Anleiheschuldnerin die Schuldverschreibungen nicht am Fälligkeitstag zurückzahlt, fallen vom Fälligkeitstag (einschließlich) bis zum Tag der tatsächlichen Rückzahlung der Schuldverschreibungen (ausschließlich) Zinsen in Höhe des gesetzlich festgelegten Satzes für Verzugszinsen auf den Nennbetrag an.

(3)	Zinstagequotient. Sind Zinsen für einen Zeitraum von weniger als einem Jahr zu berechnen, erfolgt die Berechnung auf der Grundlage der tatsächlich verstrichenen Tage, geteilt durch 365 (bzw., falls ein Teil dieses Zeitraums in ein Schaltjahr fällt, auf der Grundlage der Summe von (i) der tatsächlichen Anzahl von Tagen des Zeitraums, die in dieses Schaltjahr fallen, dividiert durch 366, und (ii) der tatsächlichen Anzahl von Tagen des Zeitraums, die nicht in das Schaltjahr fallen, dividiert durch 365).
§ 4
(Tilgung am Endfälligkeitstermin durch Zahlung eines Geldbetrages; Rückkauf; Vorzeitige Rückzahlung)
(1)	Tilgung bei Endfälligkeit durch Zahlung eines Geldbetrages. Die Anleiheschuldnerin wird, vorbehaltlich eines Zahlungsaufschubs gemäß § 7(2), § 8(1) oder 10(1), am 31. August 2010 (dem “Endfälligkeitstermin”) die Schuldverschreibungen durch Zahlung eines Geldbetrages in Höhe des
§ 3

(Interest)
(1)	Interest Rate. The Notes shall bear interest on their Principal Amount at the rate of 1.375% per annum from and including September 26, 2007 (the “Issue Date”). Interest shall be payable annually in arrears on August 31 of each year (each a “Coupon Date”), commencing on August 31, 2008. The last Coupon Date shall be the Maturity Date (§ 4(1)) (unless the Notes have previously been redeemed, exchanged or purchased and cancelled). Interest shall cease to accrue as of the beginning of the date on which the Notes become due for redemption.

In the event of an exercise of the Exchange Right (§ 7(1)) in respect of any Note, interest shall cease to accrue on that Note as of the end of the day immediately preceding the last Coupon Date prior to the Exchange Date (§ 8(4)) or, if there has not yet been a Coupon Date, the Issue Date.

(2)	Late Payments of Principal. Should the Issuer fail to redeem the Notes when due, interest shall continue to accrue at the default rate of interest established by law on their Principal Amount from the due date (inclusive) until (but not including) the date of actual redemption of the Notes.

(3)	Day Count Fraction. If interest is to be calculated for a period of less than one year, it shall be calculated on the basis of the actual number of days elapsed, divided by 365 (or, if any portion of that period falls in a leap year, the sum of (i) the actual number of days in that period falling in a leap year divided by 366 and (ii) the actual number of days in that period falling in a non-leap year divided by 365).
§ 4
(Redemption at Maturity for Cash; Repurchase; Early Redemption)
(1)	Redemption at Maturity for Cash. The Issuer shall redeem the Notes for cash at their Principal Amount together with interest accrued to (but not including) the date of redemption on August 31, 2010 (the “Maturity Date”) subject to postponement pursuant to § 7(2), § 8(1) or

Nennbetrages zuzüglich der bis zum Endfälligkeitstermin (ausschließlich) aufgelaufenen Zinsen tilgen, sofern nicht die jeweilige Schuldverschreibung zuvor zurückgezahlt, umgetauscht oder erworben und entwertet worden ist.

(2)	Rückkauf. Die Anleiheschuldnerin und/oder Infineon Technologies AG, München, (“Infineon Technologies AG” oder die “Garantin”) oder ein mit diesen im Sinne des § 15 AktG verbundenes Unternehmen sind berechtigt, jederzeit Schuldverschreibungen im Markt oder auf andere Weise zum Zwecke der Entwertung zu kaufen.

(3)	Vorzeitige Rückzahlung nach Wahl der Anleiheschuldnerin infolge der Kursentwicklung der Aktien. Die Anleiheschuldnerin kann nach ihrer Wahl die ausstehenden Schuldverschreibungen insgesamt, nicht jedoch teilweise, nach Bekanntmachung gemäß § 18 mit einer Frist von mindestens 20 und höchstens 40 Tagen vorzeitig zum Nennbetrag zuzüglich bis zum Rückzahlungstag (ausschließlich) aufgelaufener Zinsen zurückzahlen, wenn der Aktienkurs ( § 4(5)) der ADS (§ 7(1)) an 15 Handelstagen (§ 4(5)) innerhalb eines Zeitraums von 30 aufeinander folgenden Handelstagen beginnend am oder nach dem 31. August 2009 130% des gemäß § 7(1) berechneten Umtauschpreises übersteigt (wobei der jeweilige Aktienkurs für jeden dieser Handelstage nach dem mittleren Euro/$ Umrechnungskurs, der auf der Bloomberg-Seite EUR Currency HP (bzw. auf einer anderen Seite, die diese Bloomberg-Seite ersetzt) angezeigt wird oder von dieser Seite abgeleitet wird, an jedem dieser Handelstage in Euro umgerechnet wird). Die Bekanntmachung zur vorzeitigen Rückzahlung ist unwiderruflich und muss innerhalb von fünf Geschäftstagen (§ 5(3)) nach dem letzten Handelstag des in Satz 1 genannten Zeitraums von 30 aufeinander folgenden Handelstagen erklärt werden. Erfolgt eine solche Bekanntmachung nicht vor Ablauf dieser fünf Geschäftstage, erlischt bezüglich dieses Zeitraums von 30 aufeinander folgenden Handelstagen das Recht der Anleiheschuldnerin auf vorzeitige Rückzahlung der Schuldverschreibungen gemäß diesem § 4(3). Dieses Recht kann anschließend in Bezug auf jeden Zeitraum von 30 aufeinander folgenden Handelstagen ausgeübt werden, der nach dem vorausgegangenen Zeitraum von 30 aufeinander folgenden Handelstagen endet, in Bezug auf den dieses Recht erloschen ist. Fällt das Ende der Kündigungsfrist in einen Nichtausübungszeitraum (§ 7(4)), so wird die Kündigung erst fünf Geschäftstage nach dem
10(1), unless they have previously been redeemed, exchanged or repurchased and cancelled.

(2)	Repurchase. The Issuer and/or Infineon Technologies AG, Munich (“Infineon Technologies AG” or the “Guarantor”), or any of their affiliates within the meaning of § 15 German Stock Corporation Act shall be entitled at any time to purchase Notes in the market or otherwise for cancellation.

(3)	Early Redemption at the Option of the Issuer for Reasons of Share Price. The Issuer may at its option, on giving not less than 20 nor more than 40 days’ notice by publication in accordance with § 18, redeem the outstanding Notes in whole, but not in part, at their Principal Amount together with interest accrued to (but excluding) the date of redemption, if the Share Price (§ 4(5)) of the ADSs (§ 7(1)) on each of 15 Trading Days (§ 4(5)) during a period of 30 consecutive Trading Days commencing on or after August 31, 2009, exceeds 130% of the Exchange Price calculated pursuant to § 7(1) (such Share Prices for such Trading Days being expressed in euro at, for each such Trading Day, the mid Euro/$ rate appearing on or derived from screen page EUR Currency HP on the Bloomberg screen (or any successor screen page). Such notice of early redemption shall be irrevocable and must be given within five Business Days (§ 5(3)) after the last Trading Day of the period of 30 consecutive Trading Days referred to in sentence 1. If such notice is not given before the expiration of such five Business Day period, the Issuer’s right to redeem the Notes pursuant to this § 4(3) in respect of such period of 30 consecutive Trading Days shall expire. Such right may subsequently be exercised in respect of any period of 30 consecutive Trading Days ending after the most recent period of 30 consecutive Trading Days with respect to which such right expired. If the end of the notice period falls within an Excluded Period (§ 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 20 days from the notice period pursuant to sentence 1 after the end of the Excluded Period. The notice pursuant to sentence 1 shall determine

Ende des betreffenden Nichtausübungszeitraumes wirksam, d.h. der Rückzahlungstag ist nicht früher als fünf Geschäftstage zuzüglich mindestens 20 Tage gemäß der Bekanntmachungsfrist nach Satz 1 nach dem Ende des Nichtausübungszeitraums. Die Bekanntmachung gemäß Satz 1 muss den Rückzahlungstag bestimmen und die Tatsachen angeben, die das Recht der Anleiheschuldnerin auf vorzeitige Rückzahlung der Schuldverschreibungen gemäß diesem § 4(3) begründen.

(4)	Vorzeitige Rückzahlung nach Wahl der Anleiheschuldnerin infolge der Änderung der Eigentumsverhältnisse und obligatorische vorzeitige Rückzahlung nach Beendigung der ADR-Fazilität. Die Anleiheschuldnerin kann nach ihrer Wahl die ausstehenden Schuldverschreibungen insgesamt, nicht jedoch teilweise, nach Bekanntmachung gemäß § 18 mit einer Frist von mindestens 10 und höchstens 15 Tagen vorzeitig zum Nennbetrag zuzüglich hierauf bis zum Rückzahlungstag (ausschließlich) aufgelaufener Zinsen zurückzahlen, wenn die Anleiheschuldnerin zu der Ansicht gelangt, dass infolge einer öffentlich bekannt gemachten, die ADS (§ 7(1)) oder die Aktien betreffenden Transaktion, eine erhebliche Wahrscheinlichkeit besteht, dass die Anleiheschuldnerin, die Garantin und die mit diesen verbundenen Unternehmen zusammen insgesamt weniger als 50% des Grundkapitals plus einer Aktie der Qimonda AG halten werden. Fällt das Ende der Kündigungsfrist in einen Nichtausübungszeitraum (§ 7(4)), so wird die Kündigung erst fünf Geschäftstage nach dem Ende des betreffenden Nichtausübungszeitraumes wirksam, d.h. der Rückzahlungstag ist nicht früher als fünf Geschäftstage zuzüglich mindestens 10 Tage gemäß der Bekanntmachungsfrist nach Satz 1 nach dem Ende des Nichtausübungszeitraums.

Außerdem hat die Anleiheschuldnerin die ausstehenden Schuldverschreibungen insgesamt, nicht jedoch teilweise, nach Bekanntmachung gemäß den Bestimmungen des unmittelbar vorstehenden Satzes, mit einer Frist von mindestens 20 und höchstens 40 Tagen, vorzeitig zu dem in den beiden unmittelbar vorstehenden Sätzen genannten Rückzahlungspreis zurückzuzahlen, wenn durch die Qimonda AG oder die Depotbank (wie nachstehend definiert) eine öffentliche Bekanntmachung erfolgt ist, in der mitgeteilt wurde, dass die Depotvereinbarung vom 14, August 2006 (die “Depotvereinbarung”) zwischen der Qimonda AG, der Citibank, the date of redemption, and state the facts which establish the right of the Issuer to redeem the Notes pursuant to this § 4(3).

(4)	Early Redemption at the Option of the Issuer for Reasons of Ownership Level and Mandatory Early Redemption upon Termination of the ADR Facility. The Issuer may at its option, on giving not less than 10 nor more than 15 days’ notice by publication in accordance with § 18, redeem the outstanding Notes in whole, but not in part, at the Principal Amount thereof together with accrued interest to (but excluding) the date of redemption, if the Issuer has determined that, as a result of a publicly announced transaction involving the ADSs (§ 7(1)) or the Shares, there is a substantial likelihood that the aggregate ownership of the share capital of Qimonda AG by the Issuer, the Guarantor and any of their respective subsidiaries will be less than 50% plus one share. If the end of the notice period falls within an Excluded Period (§ 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 10 days from the notice period pursuant to sentence 1 after the end of the Excluded Period.

In addition, the Issuer shall redeem the outstanding Notes in whole, and not in part, on giving not less than 20 nor more than 40 days’ notice as provided in, and at the redemption price set forth in, the two immediately preceding sentences, if either Qimonda AG or the Depositary (as defined below) has publicly announced that the Deposit Agreement among Qimonda AG, Citibank, N.A., as Depositary (or any successor, the “Depositary”), and the holders and beneficial owners of ADRs issued thereunder from time to time dated August 14, 2006 (the “Deposit Agreement”) or any successor thereto (together with the Deposit Agreement the “ADR Facility”) will be terminated without a replacement agreement in respect of a substantially equivalent facility in place prior to such

N.A., in ihrer Funktion als Depotbank (oder etwaige Rechtsnachfolger, die “Depotbank”) und den Inhabern und wirtschaftlichen Eigentümern der jeweils im Rahmen dieser Vereinbarung oder etwaigen Folgevereinbarungen begebenen ADR (zusammen mit der Depotvereinbarung die “ADR-Fazilität”) beendet wird, ohne dass vor dieser Beendigung eine Ersatzvereinbarung in Bezug auf eine im Wesentlichen gleichwertige Fazilität abgeschlossen wurde, und die Inhaber der ADS als Gegenleistung dafür Stammaktien der Qimonda AG oder eines anderen Emittenten erhalten werden; wobei der Rückzahlungstag so bestimmt sein muss, dass er vor dem Datum der Wirksamkeit der Beendigung liegt. Fällt das Ende der Kündigungsfrist in einen Nichtausübungszeitraum (§ 7(4)), so wird die Kündigung erst fünf Geschäftstage nach dem Ende des betreffenden Nichtausübungszeitraumes wirksam, d.h. der Rückzahlungstag ist nicht früher als fünf Geschäftstage zuzüglich mindestens 20 Tage gemäß der Bekanntmachungsfrist nach Satz 1 dieses Unterabsatzes nach dem Ende des Nichtausübungszeitraums.
termination and the holders of ADSs will receive in exchange therefor ordinary shares of Qimonda AG or another issuer; provided that the redemption date shall be set prior to the effective date of such termination. If the end of the notice period falls within an Excluded Period (§ 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 20 days from the notice period pursuant to sentence 1 of this subparagraph after the end of the Excluded Period.

(5)	Anpassung des Umtauschverhältnisses infolge der Änderung der Eigentumsverhältnisse oder der Beendigung der ADR-Fazilität. Falls die Anleiheschuldnerin die Rückzahlung gemäß § 4(4) bekannt macht, wird für jede Ausübung des Umtauschrechts (§ 7(1)) nach der Bekanntmachung das Umtauschverhältnis (§ 7(1)) gemäß der folgenden Formel angepasst (vorbehaltlich einer Anpassung gemäß § 12, wobei § 12(7) Satz 2 entsprechend gilt):
Dabei gilt Folgendes:
Ea = das angepasste Umtauschverhältnis,
E = das Umtauschverhältnis unmittelbar vor dem Zeitpunkt, an dem eine Mitteilung gemäß § 4(4) erfolgt;
Pr = die anfängliche Umtauschprämie von 35%;
c = die Anzahl der Tage ab dem Tag (einschließlich), an dem eine Mitteilung gemäß § 4(4) erfolgt, bis zum Endfälligkeitstermin (ausschließlich);
t = die Anzahl der Tage ab dem Ausgabetag (einschließlich) bis zum Endfälligkeitstermin (ausschließlich); und ist in jedem Fall zumindest 50% der anfänglichen Umtauschprämie.
(5)	Adjustment of Exchange Ratio for Reasons of the Ownership Level or Termination of the ADR Facility. In case where the Issuer gives notice of redemption in accordance with § 4(4), upon any exercise of the Exchange Right (§ 7(1)) after such notice, the Exchange Ratio (§ 7(1)) shall be adjusted pursuant to the following formula (subject to an adjustment pursuant to § 12, whereas § 12(7) sentence 2 shall apply mutatis mutandis):
Where:
Ea = the adjusted Exchange Ratio;
E = the Exchange Ratio immediately prior to the date on which any of the notices in accordance with § 4(4) is given;
Pr = the initial exchange premium of 35%;
c = the number of days from and including the date on which any of the notices in accordance with § 4(4) is given to but excluding the Maturity Date;
t = the number of days from and including the Issue Date to but excluding the Maturity Date; and
provided that shall at all times be at least equal to 50% of the initial exchange premium.

“Aktienkurs” bezeichnet, in Bezug auf ADS, zu jedem Zeitpunkt den jeweils geltenden volumengewichteten Durchschnittskurs je ADS, der auf der Bloomberg-Seite “AQR” (bzw. auf einer anderen Seite, die diese Bloomberg-Seite ersetzt) angezeigt wird oder von dieser Seite abgeleitet wird, oder, falls kein volumengewichteter Durchschnittskurs bekannt gegeben wird, den Schlusshandelskurs, oder falls kein Schlusshandelskurs bekannt gegeben wird, den Durchschnittskurs der zuletzt verfügbaren Geld- und Briefkurse, oder, bei mehreren Geld- oder Briefkursen, den Durchschnittskurs aus dem jeweiligen Durchschnitt der zum betreffenden Zeitpunkt zuletzt verfügbaren Geld- und Briefkurse, wie sie für diesen Zeitpunkt an den wichtigsten nationalen oder regionalen US-amerikanischen Wertpapierbörsen, an denen die ADS zu dem Zeitpunkt gegebenenfalls gehandelt werden, für Composite Transactions veröffentlicht sind. Sind die ADS zum betreffenden Zeitpunkt nicht zum Handel an einer nationalen oder regionalen Wertpapierbörse der Vereinigten Staaten notiert, errechnet sich der Aktienkurs aus dem Durchschnitt der auf dem außerbörslichen Markt zum betreffenden Zeitpunkt notierten Geld- und Briefkurse je ADS, wie sie vom National Quotation Bureau oder einer vergleichbaren Organisation zuletzt veröffentlicht sind. Steht eine solche Kursnotierung nicht zur Verfügung, setzt die Umtauschsstelle (§ 17(2)) den Aktienkurs auf Grundlage von solchen Kursnotierungen oder anderen Informationen so fest, wie sie es für wirtschaftlich geeignet und sinnvoll erachtet; diese Festsetzung des Aktienkurses ist, außer im Fall von offensichtlichen Fehlern, verbindlich. Für den Fall, dass die Festsetzung des Aktienkurses eingestellt wird, umfasst jede Bezugnahme auf den Begriff “Aktienkurs” in diesen Anleihebedingungen eine Bezugnahme auf eine Kursnotierung, die den Aktienkurs (a) kraft Gesetzes oder (b) auf der Grundlage allgemein anerkannter Marktpraxis ersetzt.

Ein “Handelstag” ist jeder Tag, an dem regulärer Handel an der New York Stock Exchange oder, sofern abweichend, an dem wichtigsten US-amerikanischen Wertpapiermarkt für die ADS stattfindet oder, sofern die ADS nicht mehr an einer nationalen oder regionalen US-amerikanischen Wertpapierbörse notiert sind, die New York Stock Exchange.

(6)	Vorzeitige Rückzahlung nach Wahl der Anleiheschuldnerin wegen eines geringfügigen ausstehenden Nennbetrages. Wenn zu irgendeinem Zeitpunkt der ausstehende Gesamtnennbetrag der
“Share Price” means, with respect to the ADSs, on any date, the volume weighted average price per ADS for such date appearing on or derived from screen page AQR on the Bloomberg screen (or any successor screen page) or, if no volume weighted average price is reported, the closing sale price or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the ADSs are then traded, if any. If the ADSs are not listed for trading on a United States national or regional securities exchange on the relevant date, the Share Price shall be the average of the last quoted bid and ask prices per ADS in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In the absence of such quotation, the Exchange Agent (§ 17(2)) will determine the Share Price on the basis of such quotations or other information as it considers commercially reasonable and appropriate; and any such determination will be conclusive absent manifest error. Any reference in these Terms and Conditions to the Share Price will include, if the determination of the Share Price is discontinued, a reference to a quotation which replaces the Share Price by (a) virtue of law or (b) on the basis of generally accepted market practice.

“Trading Day” means a day on which regular trading occurs on the New York Stock Exchange or, if different, the principal U.S. trading market for the ADSs, or, if the ADSs are no longer listed on a U.S. national or regional securities exchange, the New York Stock Exchange.

(6)	Early Redemption at the Option of the Issuer for Reasons of Insufficient Outstanding Principal Amount. If at any time the aggregate principal amount of outstanding Notes falls below

Schuldverschreibungen unter €43.000.000 fällt, ist die Anleiheschuldnerin berechtigt, durch Bekanntmachung gemäß § 18 mit einer Frist von mindestens 20 und höchstens 40 Tagen, die verbliebenen Schuldverschreibungen insgesamt, jedoch nicht teilweise, zu ihrem Nennbetrag zuzüglich der bis zum Rückzahlungstag (ausschließlich) aufgelaufenen Zinsen zurückzuzahlen. Die Bekanntmachung ist unwiderruflich und hat den Tag der vorzeitigen Rückzahlung anzugeben. Fällt das Ende der Kündigungsfrist in einen Nichtausübungszeitraum (§ 7(4)), so wird die Kündigung erst fünf Geschäftstage nach dem Ende des betreffenden Nichtausübungszeitraumes wirksam, d.h. der Rückzahlungstag ist nicht früher als fünf Geschäftstage zuzüglich mindestens 20 Tage gemäß der Bekanntmachungsfrist nach Satz 1 nach dem Ende des Nichtausübungszeitraums.
§ 5
(Währung; Zahlungen)
(1)	Währung. Sämtliche Zahlungen auf die Schuldverschreibungen, einschließlich gemäß § 4 gegebenenfalls zu zahlender Beträge, werden in Euro geleistet.

(2)	Zahlungen von Kapital und Zinsen. Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen erfolgen am jeweiligen Zahlungstag (§ 5(4)) an die Zahlstelle zur Zahlung an das Clearing System oder dessen Order in Euro zur Gutschrift auf den Konten der jeweiligen Kontoinhaber bei dem Clearing System. Zahlungen der Anleiheschuldnerin an das Clearing System oder an dessen Order befreien die Anleiheschuldnerin in Höhe der geleisteten Zahlungen von ihren Verbindlichkeiten aus den Schuldverschreibungen.

(3)	Geschäftstage. lst ein Fälligkeitstag für Zahlungen auf die Schuldverschreibungen kein Geschäftstag, so wird die betreffende Zahlung erst am nächstfolgenden Geschäftstag geleistet, ohne dass wegen dieser Zahlungsverzögerung Zinsen gezahlt werden. Ein “Geschäftstag” ist jeder Tag (außer einem Samstag oder Sonntag), an dem (i) das Trans-European Automated Real-time Gross-settlement Express Transfer (TARGET) System und (ii) das Clearing System Zahlungen abwickeln, und (iii) jeder Tag, an dem Banken und Wertpapiermärkte in Frankfurt am Main, Deutschland, allgemein für den Geschäftsverkehr geöffnet sind.

(4)	Zahlungstag/Fälligkeitstag. Im Sinne dieser
€43,000,000 in aggregate principal amount, the Issuer is entitled, by giving not less than 20 nor more than 40 days’ notice by publication in accordance with § 18, to redeem the remaining Notes in whole, but not in part, at their Principal Amount together with interest accrued to (but excluding) the date of redemption. Such notice will be irrevocable and shall state the date of early redemption. If the end of the notice period falls within an Excluded Period (§ 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 20 days from the notice period pursuant to sentence 1 after the end of the Excluded Period.

§ 5
(Currency; Payments)
(1)	Currency. All payments on the Notes including amounts payable pursuant to § 4, shall be made in Euro.

(2)	Payments of Principal and Interest. Payments of principal of, and interest on, the Notes shall be made on the relevant Payment Date (§ 5(4)) to the Paying Agent for on-payment to the Clearing System or to its order in euro for credit to the accounts of the respective accountholders of the Clearing System. All payments made by the Issuer to the Clearing System or to its order shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid.

(3)	Business Days. If any Due Date for payments in respect of the Notes is not a Business Day, such payment will not be made until the next following Business Day, and no interest shall be paid in respect of the delay in such payment. A “Business Day” means a day (other than a Saturday or Sunday) on which (i) the Trans-European Automated Real-time Gross-settlement Express Transfer (TARGET) System and (ii) the Clearing System settle paymentsand (iii) banks and securities markets are open for business generally in Frankfurt am Main, Germany.

(4)	Payment Date/Due Date. For the

Anleihebedingungen ist ein “Zahlungstag” der Tag, an dem, gegebenenfalls aufgr“ einer Verschiebung gemäß § 5(3), eine Zahlung tatsächlich zu leisten ist, “ ein “Fälligkeitstag” ist der in diesen Anleihebedingungen vorgesehene Zahlungstermin ohne Berücksichtigung einer solchen Verschiebung.

(5)	Hinterlegung bei Gericht. Die Anleiheschuldnerin kann nach § 4 gegebenenfalls zu zahlende Beträge sowie Beträge an Zinsen “ Kapital, auf die von einem Anleihegläubiger innerhalb von zwölf Monaten nach dem jeweiligen Fälligkeitstag nicht Anspruch erhoben worden ist, bei dem Amtsgericht in München hinterlegen. Soweit die Anleiheschuldnerin auf das Recht zur Rücknahme der hinterlegten Beträge verzichtet, erlöschen die betreffenden Ansprüche der Anleihegläubiger gegen die Anleiheschuldnerin.
§ 6
(Steuern)
Alle Zahlungen der Anleiheschuldnerin in Bezug auf die Schuldverschreibungen “ der Garantin (§ 4(2)) in Bezug auf die Garantie (§ 13(1)) werden ohne Abzug oder Einbehalt gegenwärtiger oder zukünftiger Steuern, Abgaben oder amtlicher Gebühren gleich welcher Art, die von oder für Rechnung von oder in den Niederlanden oder der B“esrepublik Deutschland oder von oder für Rechnung einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde durch Abzug oder Einbehalt an der Quelle auferlegt, erhoben oder eingezogen werden, geleistet, es sei denn, ein solcher Abzug oder Einbehalt ist gesetzlich vorgeschrieben.
§ 7
(Umtauschrecht)
(1)	Umtauschrecht. Die Anleiheschuldnerin gewährt jedem Anleihegläubiger das Recht (das “Umtauschrecht"), jede Schuldverschreibung gemäß den Bestimmungen dieses § 7 jederzeit während des Umtauschzeitraums (§ 7(2)) ganz, nicht jedoch teilweise, in 4.770,9924 ADS (wie nachstehend definiert) (das “Umtauschverhältnis”) umzutauschen; dies geschieht auf der Gr“lage eines anfänglichen Ausübungspreises von € 10.48 je ADS (der “Umtauschpreis”), wobei das Umtauschverhältnis gegebenenfalls Anpassungen nach Maßgabe dieser Anleihebedingungen unterliegt. Die Lieferung der ADS hat in Übereinstimmung mit § 9(1) zu erfolgen. Ist zum Zeitpunkt der Einreichung der Umtauscherklärung (§ 8(1))
purposes of these Terms and Conditions, “Payment Date” means the day on which the payment is actually to be made, where applicable as adjusted in accordance with § 5(3), and “Due Date” means the payment date provided for herein, without taking account of any such adjustment.

(5)	Depositing in Court. The Issuer may deposit with the Local Court (Amtsgericht) in Munich amounts due pursuant to § 4 and principal and interest, if any, not claimed by a Noteholder within twelve months after the respective Due Date. To the extent the Issuer waives its right to withdraw such deposit, the relevant claims of the Noteholders against the Issuer shall be extinguished.

§ 6
(Taxes)
All amounts payable by the Issuer in respect of the Notes and by the Guarantor (§ 4(2)) in respect of the Guarantee (§ 13(1)) will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by way of deduction or withholding at source by or in or on behalf of The Netherlands or the Federal Republic of Germany or by or on behalf of any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law.

§ 7
(Exchange Right)
(1)	Exchange Right. The Issuer grants to each Noteholder the right (the “Exchange Right”) to exchange, in accordance with this § 7, at any time during the Exchange Period (§ 7(2)) each Note in whole, but not in part, into 4,770.9924 (the “Exchange Ratio”) ADSs (as defined below) based on an initial exercise price per ADS of € 10.48 (the “Exchange Price”), subject to adjustment pursuant to these Terms and Conditions. Delivery of the ADSs shall be made in accordance with § 9(1). Notwithstanding the foregoing, if at the time a Noteholder delivers its Exchange Notice ( § 8(1) ) the Registration Condition (§ 9(1)) is not satisfied, then, subject to the satisfaction by such Noteholder of conditions set forth in § 8(1), such durch den Anleihegläubiger die Registrierungsbedingung (§ 9(1)) nicht erfüllt, erhält dieser Anleihegläubiger, ungeachtet der vorstehenden Bestimmungen und mit der Maßgabe, dass er die in § 8(1) aufgeführten Bedingungen erfüllt, anstelle der Anzahl von ADS, die er bei einer Berechnung auf Grundlage des Umtauschverhältnisses bei Erfüllung der Registrierungsbedingung erhalten hätte, die Anzahl von Stammaktien der Qimonda AG und/oder denjenigen anderen Wertpapieren und sonstigen Vermögenswerten, die zum betreffenden Zeitpunkt dieser Anzahl von ADS entspricht, erhöht um 5%. Die Lieferung von Stammaktien der Qimonda AG (und/oder anderen Wertpapieren und sonstigen Vermögenswerten, die zum betreffenden Zeitpunkt von den ADS verbrieft werden) hat ausschließlich in Übereinstimmung mit § 10(1) zu erfolgen.

Werden durch denselben Anleihegläubiger gleichzeitig mehrere Schuldverschreibungen umgetauscht, errechnet sich die Anzahl der infolge dieses Umtauschs zu liefernden ADS auf der Grundlage des Gesamtnennbetrages dieser umzutauschenden Schuldverschreibungen.

“ADS” bezeichnet American Depositary Shares (amerikanische Depotaktien), die zunächst jeweils eine nennwertlose Stammaktie der Qimonda AG verbriefen.

(2)	Umtauschzeitraum. Soweit nicht abweichend in Absatz (2)(3) und (4) dieses § 7 geregelt, kann das Umtauschrecht durch einen Anleihegläubiger, vorbehaltlich einer Verlängerung gemäß § 8(1) oder § 10(1), während eines Zeitraums ausgeübt werden, der am 41. Tag nach dem Ausgabetag, dem 6.November 2007, beginnt und am 17. August 2010 endet (beide Tage einschließlich) (der “Umtauschzeitraum”). Wenn das Ende des Umtauschzeitraumes auf einen Tag fällt, der kein Geschäftstag ist, endet der Umtauschzeitraum an dem Geschäftstag, der diesem Tag unmittelbar vorangeht. Wenn der letzte Tag des Umtauschzeitraumes in einen Nichtausübungszeitraum (§ 7(4)) fällt, endet der Umtauschzeitraum am fünften Geschäftstag nach dem Ende eines solchen Nichtausübungszeitraumes (das ,,Aufgeschobene Umtauschende”). Wenn das gemäß voranstehendem Satz bestimmte Aufgeschobene Umtauschende nicht am dritten Geschäftstag vor dem vorgesehenen Endfälligkeitstermin eingetreten ist, verschiebt sich der Endfälligkeitstermin für alle ausstehenden Schuldverschreibungen auf den dritten Geschäftstag nach dem Aufgeschobenen Umtauschende.
Noteholder shall receive, in lieu of the number of ADSs it otherwise would have received based on the Exchange Ratio had the Registration Condition been satisfied, such number of ordinary shares of Qimonda AG and/or such other securities, assets or property as is then represented by such number of ADSs increased by 5%. Delivery of Qimonda AG ordinary shares (and/or other securities, assets and property then represented by ADSs) shall be made only in accordance with § 10(1).

If more than one Note is exchanged at any one time by the same Noteholder, the number of ADSs to be delivered upon such exchange will be calculated on the basis of the aggregate principal amount of such Notes to be exchanged.

“ADSs” means American Depositary Shares, initially each representing one ordinary share, without par value, of Qimonda AG.

(2)	Exchange Period. To the extent not otherwise provided for in subparagraph (2), (3) and (4) of this § 7, the Exchange Right may be exercised by a Noteholder from the 41st day after the Issue Date, which is November 6, 2007, until August 17, 2010 (both dates inclusive), subject to extension pursuant to § 8(1) or § 10(1) (the “Exchange Period”). If the end of the Exchange Period falls on a day which is not a Business Day, the Exchange Period shall terminate on the Business Day immediately preceding such day. If the last day of the Exchange Period falls in an Excluded Period (§ 7(4)), the Exchange Period shall terminate on the fifth Business Day following the end of such Excluded Period (the “Delayed Period End Date”). If the Delayed Period End Date determined according to the previous sentence has not occurred prior to the third Business Day before the scheduled Maturity Date, the Maturity Date will be postponed such that the Maturity Date will, with respect to all Notes outstanding at that time, be the third Business Day following the Delayed Period End Date.

(3)	Vorzeitiges Ende des Umtauschzeitraums bei fällig gestellten Schuldverschreibungen. Für den Fall, dass die Schuldverschreibungen durch die Anleiheschuldnerin gemäß § 4(3), (4) oder (6) zur Rückzahlung fällig gestellt werden, endet der Umtauschzeitraum im Hinblick auf die Schuldverschreibungen, vorbehaltlich einer Verlängerung gemäß § 7(2), § 8(1) oder 10(1), mit Ablauf des fünften Geschäftstages, im Falle des § 4(4) des dritten Geschäftstages, der dem Tag vorangeht, der zur Rückzahlung bestimmt ist, es sei denn, die Anleiheschuldnerin erfüllt ihre Rückzahlungsverpflichtungen an dem für die Rückzahlung bestimmten Tag nicht.

(4)	Nichtausübungszeitraum. Die Ausübung des Umtauschrechts ist während der nachfolgenden Zeiträume (jeweils ein “Nichtausübungszeitraum”) ausgeschlossen:
(a)	anlässlich von Hauptversammlungen der Qimonda AG während eines Zeitraums, der mit dem ADS Hauptversammlungsstichtag, der von der Depotbank für die jeweilige Hauptversammlung festgelegt wurde, beginnt, und der am Geschäftstag nach der Hauptversammlung (jeweils ausschließlich) endet;

(b)	während eines Zeitraums, der mit dem ADS Stichtag (§ 12(11)), der von der Depotbank für die Zuteilung von Rechten zum Erwerb zusätzlicher ADS festgelegt wurde, beginnt, und der am letzten Tag der Zeichnungsfrist (jeweils einschließlich) endet;

(c)	während jedes Zeitraums, der zwei Kalenderwochen vor dem Ende jedes Finanzquartals bzw. Finanzjahres der Qimonda AG beginnt und am vierten Handelstag nach dem Datum endet, an dem die Qimonda AG ihren Zwischenbericht oder Jahresabschluss (entweder durch eine Pressemitteilung oder durch Einreichung bei der US-amerikanischen Securities and Exchange Commission (die “SEC”) für die unmittelbar zuvor beendete Finanzperiode veröffentlicht; und

(d)	jeweils während eines Zeitraums, in dem der Vorstand der Qimonda AG beschließt, dass die weitere Verwendung einer gültigen Registrierungserklärung oder eines gültigen Prospekts zur Folge hätte, dass die Qimonda AG Informationen

(3)	Early Termination of the Exchange Period for Notes Called for Redemption. In the event the Notes are declared due for redemption by the Issuer pursuant to § 4(3), (4) or (6), the Exchange Period with respect to the Notes shall terminate at the end of the fifth Business Day, in case of § 4(4) at the end of the third Business Day, prior to the day fixed for redemption, subject to extension pursuant to § 7(2), § 8(1) or 10(1), unless the Issuer fails to satisfy its redemption payment obligations on the date fixed for redemption.

(4)	Excluded Period. The exercise of the Exchange Right shall be excluded during any of the following periods (each an “Excluded Period”):
(a)	in connection with any shareholders’ meetings of Qimonda AG, a period commencing on the ADS shareholders’ meeting record date established by the Depositary for such shareholders’ meeting and ending on the Business Day following such shareholders’ meeting (both dates exclusive);

(b)	a period commencing on the ADS Record Date (§ 12(11)) established by the Depositary for the distribution of rights to purchase additional ADSs and ending on the last day of the subscription period (both dates inclusive);

(c)	each period commencing on the date that falls two calendar weeks prior to the end of each financial quarter (or financial year, as the case may be) of Qimonda AG and ending on the fourth Trading Day after the date on which Qimonda AG publishes, by press release or by filing with the U.S. Securities and Exchange Commission (the “SEC”), its interim report or annual report for the then most recently ended financial period; and

(d)	from time to time, a period in which the board of management of Qimonda AG determines that continued use of a registration statement valid at that time or of a prospectus valid at that time would require Qimonda AG to make offenlegen müsste, deren Offenlegung nicht im besten Interesse der Qimonda AG oder ihrer Aktionäre wäre; dies gilt jedoch mit der Maßgabe, dass die Gesamtzahl der Tage, an denen ein Nichtausübungszeitraum gemäß diesem Abschnitt (d) in Kraft ist, innerhalb eines Kalenderjahres insgesamt nicht mehr als 90 Tage betragen darf.
disclosures that would not be in the best interests of Qimonda AG or its stockholders; provided, however, that the total number of days in which an Excluded Period under this clause (d) is in effect shall not, in the aggregate, exceed 90 days during any calendar year.

§ 8
(Ausübung des Umtauschrechts)
(1)	Umtauscherklärung. Zur Ausübung des Umtauschrechts muss der Anleihegläubiger auf eigene Kosten während der gewöhnlichen Geschäftszeiten bei der Umtauschstelle (§ 17(2)) eine ordnungsgemäß ausgefüllte Erklärung (die “Umtauscherklärung”) unter Verwendung des zu diesem Zeitpunkt gültigen Vordrucks, der bei der Umtauschstelle erhältlich ist, einreichen. Teilt die Umtauschstelle dem Anleihegläubiger nach dem Erhalt der Umtauscherklärung mit, dass die Registrierungsbedingung nicht erfüllt ist, hat der Anleihegläubiger bei der Umtauschstelle bis 17:00 Uhr des 2. Geschäftstags, der auf den Tag der Einreichung der Umtauscherklärung folgt, die zusätzliche ordnungsgemäß ausgefertigte Bescheinigung (wie nachstehend erläutert) einzureichen, wobei — wenn die zusätzliche Bescheinigung fristgerecht bei der Umtauschstelle eingereicht wird — der Tag, an dem die Umtauscherklärung eingereicht wurde, für sämtliche Zwecke dieser Anleihebedingungen als Einreichungsdatum der Umtauscherklärung gilt. Reicht der Anleihegläubiger nach dem Erhalt der Mitteilung über die Nichterfüllung der Registrierungsbedingung die zusätzliche Bescheinigung nicht innerhalb der im vorstehenden Satz genannten Frist ein (oder teilt der Anleihegläubiger der Umtauschstelle mit, dass er seine Umtauscherklärung vor der genannten Frist zurückzieht), gilt die Umtauscherklärung für sämtliche Zwecke dieser Anleihebedingungen als vom Anleihegläubiger zurückgezogen, und falls die ursprüngliche Umtauscherklärung von dem Anleihegläubiger während der letzten drei Geschäftstage des Umtauschzeitraums eingereicht wurde, verlängert sich der Umtauschzeitraum um zehn Geschäftstage, und wenn der Endfälligkeitstermin oder ein Rückzahlungstag so festgesetzt wurden, dass sie in den verlängerten Umtauschzeitraum fallen, werden der Endfälligkeitstermin oder der Rückzahlungstag entsprechend verschoben, jedoch nur in Bezug auf die Schuldverschreibungen, die von dem Anleihegläubiger in seiner ursprünglichen Umtauscherklärung angegeben wurden. Sofern im vorstehenden Satz nicht anders geregelt, ist die Umtauscherklärung unwiderruflich. Die Umtauscherklärung hat unter anderem die folgenden Angaben zu enthalten:
§ 8
(Exercise of Exchange Right)
(1)	Exchange Notice. To exercise the Exchange Right, the Noteholder must deliver at its own expense during normal business hours to the Exchange Agent (§ 17(2)) a duly completed exercise notice (the “Exchange Notice”) using the form then in effect obtainable from the Exchange Agent. If upon receipt of the Exchange Notice, the Exchange Agent notifies such Noteholder that the Registration Condition is not satisfied, such Noteholder will be required to deliver to the Exchange Agent the additional duly executed certificate specified below by 5:00 pm on the 2nd Business Day following the day on which the Exchange Notice has been given, in which case — if such additional certificate is delivered to the Exchange Agent on a timely basis — the day on which the Exchange Notice has been delivered shall be deemed for all purposes hereunder to be the date on which the Exchange Notice was given. If following the notification that the Registration Condition is not satisfied such Noteholder does not deliver such additional certificate within the deadline specified in the immediately preceding sentence (or if such Noteholder notifies the Exchange Agent that it is withdrawing its Exchange Notice prior to such deadline), the Exchange Notice shall be deemed withdrawn by such Noteholder for all purposes hereunder and if the original Exchange Notice has been provided by such Noteholder during the last three Business Days of the Exchange Period, such Exchange Period shall be extended by ten Business Days and, if the Maturity Date or a redemption date is scheduled to occur during such extended Exchange Period, the Maturity Date or such redemption date shall be postponed accordingly but only with respect to the Notes identified by such Noteholder in its original Exchange Notice. Except as stated in the immediately preceding sentence, the Exchange Notice is irrevocable. The Exchange Notice shall, among other things:

—	Name und Anschrift (natürliche Person) bzw. Firma, Firmensitz und Adresse (juristische Person) der ausübenden Person und eine Telefax- oder E-Mail-Adresse, an die jede erforderliche Mitteilung über die Nichterfüllung der Registrierungsbedingung gesendet werden kann;

—	die Anzahl der Schuldverschreibungen, für die das Umtauschrecht ausgeübt wird,

—	das Wertpapierkonto des Anleihegläubigers bei der Depository Trust Company (“DTC”) oder einem DTC-Teilnehmer, auf das die ADS geliefert werden sollen,

—	gegebenenfalls ein auf Euro lautendes Konto des Anleihegläubigers, auf welches etwaige Zahlungen geleistet werden sollen, und

—	teilt die Umtauschstelle dem Anleihegläubiger mit, dass die Registrierungsbedingung zum Zeitpunkt der Einreichung der Umtauscherklärung durch den Anleihegläubiger nicht erfüllt ist, ist eine zusätzliche, ordnungsgemäß vom wirtschaftlichen Eigentümer der zum Umtausch vorgelegten Schuldverschreibungen oder in seinem Namen ausgefertigte Bescheinigung einzureichen; in welcher der wirtschaftliche Eigentümer der Schuldverschreibungen versichert, dass:
(1) er keine U.S.-Person (wie nachstehend definiert) ist und die im Rahmen des Umtauschs der Schuldverschreibungen an ihn zu liefernden Wertpapiere nicht für Rechnung oder zugunsten einer U.S.-Person erwirbt;
(2) er in einem Zeitraum von 40 Tagen diese Wertpapiere nicht innerhalb der Vereinigten Staaten oder an eine U.S.-Person weiterveräußert, es sei denn, dies geschieht nach Registrierung nach Maßgabe des U.S. Securities Act oder gemäß einer bestehenden Ausnahmeregelung in Bezug auf das darin enthaltene Registrierungserfordernis;

(3) er im Zusammenhang mit diesen Wertpapieren keine Absicherungstransaktionen (Hedging) oder Derivategeschäfte durchführt, es sei denn, dies geschieht gemäß den Bestimmungen des U.S. Securities Act;
—	state the name and address (natural person) or name, domicile and address (legal person) of the exercising person and a fax or email address to which any necessary notification that the Registration Condition is not satisfied can be provided;

—	specify the number of Notes with respect to which the Exchange Right is being exercised;

—	designate the securities account of the Noteholder at The Depository Trust Company (“DTC”) or DTC participant to which the ADSs are to be delivered;

—	if applicable, designate a euro account of the Noteholder to which payments, if any, are to be made; and

—	if the Exchange Agent notifies the Noteholder that the Registration Condition is not satisfied on the date on which the Noteholder delivers its Exchange Notice, an additional certificate duly executed by or on behalf of the beneficial owner of the Notes submitted for the exchange containing the following representations and warranties by the beneficial owner of the Notes:

(1) it is not a U.S. person (as defined below) and is not acquiring the securities deliverable to it upon the exchange of the Notes for the account or benefit of any U.S. person;

(2) it agrees not to resell such securities within the United States or to a U.S. person for a period of 40 days, except pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from the registration requirements thereof;

(3) it agrees not to engage in hedging or derivative transactions involving such securities other than in compliance with the U.S. Securities Act;

(4) die Ausübung des Umtauschrechts nicht innerhalb der Vereinigten Staaten von Amerika erfolgen darf und die Wertpapiere bei Ausübung des Umtauschrechts nicht innerhalb der Vereinigten Staaten von Amerika geliefert werden dürfen; und
(5) er diese Wertpapiere in einem Zeitraum von 40 Tagen nach deren Lieferung nicht im Austausch für ADS einreichen wird.
Für die Zwecke dieser Zusicherungen hat der Begriff “U.S.-Person” die in der Regulation S des U.S. Securities Act festgelegte Bedeutung.
(2)	Weitere Voraussetzungen für die Ausübung des Umtauschrechts. Die Ausübung des Umtauschrechts setzt außerdem voraus, dass die Schuldverschreibungen, die umgetauscht werden sollen, an die Umtauschstelle (§ 17(2)) geliefert werden, und zwar durch Lieferung der Schuldverschreibungen auf das Clearstream Banking Konto der Umtauschstelle. Die Schuldverschreibungen werden an die Umtauschstelle zur Verwahrung für Rechnung des Anleihegläubigers bis zur Erfüllung sämtlicher Ansprüche des Anleihegläubigers aus den Schuldverschreibungen übertragen.

(3)	Prüfung der Umtauscherklärung. Nach Erfüllung sämtlicher in § 8(1) und (2) genannten Voraussetzungen für die Ausübung des Umtauschrechts prüft die Umtauschstelle (§ 17(2)), ob die Gesamtzahl der an die Umtauschstelle gelieferten Schuldverschreibungen die in der Umtauscherklärung angegebene Zahl an Schuldverschreibungen über- oder unterschreitet. Soweit die in der Umtauscherklärung angegebene Zahl an Schuldverschreibungen die Zahl der gelieferten Schuldverschreibungen über- oder unterschreitet, wird die Umtauschstelle entweder (i) die Gesamtzahl von ADS (oder der zugrunde liegenden Wertpapiere oder sonstigen Vermögenswerte), die, auf der Grundlage des Umtauschverhältnisses, der in der Umtauscherklärung angegebenen Zahl von Schuldverschreibungen entspricht, für die laut Umtauscherklärung das Umtauschrecht ausgeübt wird, oder, falls niedriger, (ii) die Gesamtzahl von ADS (oder der zugrunde liegenden Wertpapiere oder sonstigen Vermögenswerte), die, auf der Grundlage des Umtauschverhältnisses, der Anzahl der tatsächlich gelieferten
(4) it agrees that the Exchange Right may not be exercised within the United States, and that the securities may not be delivered within the United States upon exchange; and

(5) it agrees not to deposit such securities in exchange for ADSs for a period of 40 days after the delivery thereof.

For the purposes of such representations and warranties, “U.S. person” has the meaning set forth in Regulation S under the U.S. Securities Act.
(2)	Further Requirements for Exercise of Exchange Right. The exercise of the Exchange Right shall further require that the Notes to be exchanged be delivered to the Exchange Agent (§ 17(2)) by transferring the Notes to the Clearstream Banking account of the Exchange Agent. The Notes shall be transferred to the Exchange Agent to be held for the account of the Noteholder until all claims of such Noteholder under the Notes have been satisfied.

(3)	Review of Exchange Notice. Upon fulfillment of all requirements specified in § 8(1) and (2) for the exercise of the Exchange Right, the Exchange Agent (§ 17(2)) will verify whether the number of Notes delivered to the Exchange Agent exceeds or falls short of the number of Notes specified in the Exchange Notice. In the event of any such excess or shortfall, the Exchange Agent shall receive from the Issuer and deliver to the Noteholder the lower of (i) such total number of ADSs (or the underlying securities, assets or property) which, based on the Exchange Ratio, corresponds to the number of Notes set forth in the Exchange Notice as those with respect to which the Exchange Right is being exercised and (ii) such total number of ADSs (or the underlying securities, assets or property) which, based on the Exchange Ratio, corresponds to the number of Notes in fact delivered. Any remaining Notes shall be returned to the Noteholder.

Schuldverschreibungen entspricht, von der Anleiheschuldnerin beziehen und an den Anleihegläubiger liefern. Verbleibende Schuldverschreibungen sind an den Anleihegläubiger zurückzugeben.

(4)	Umtauschtag. Das Umtauschrecht ist an dem Geschäftstag wirksam ausgeübt, an dem sämtliche in § 8(1) und (2) genannten Voraussetzungen für die Ausübung des Umtauschrechts durch einen Anleihegläubiger erfüllt sind (der “Umtauschtag”). Für den Fall, dass die in § 8(1) und (2) genannten Voraussetzungen an einem Tag erfüllt sind, der in einen Nichtausübungszeitraum fällt, gilt das Umtauschrecht als nicht wirksam ausgeübt. In einem solchen Fall sind die zum Umtausch eingereichten Schuldverschreibungen an den betreffenden Anleihegläubiger zurückzugeben.
§ 9
(Lieferung der ADS)
(1)	Lieferung der ADS. Eine Lieferung von ADS nach Ausübung des Umtauschrechts darf nur erfolgen, wenn zum Zeitpunkt der Einreichung der Umtauscherklärung durch einen Anleihegläubiger von der Qimonda AG unter Verwendung des dazugehörigen Formulars eine Registrierungserklärung (registration statement”) bei der SEC eingereicht wurde und wirksam ist, die diesen Umtausch umfasst, und in der die Anleiheschuldnerin als verkaufender Anteilsinhaber aufgeführt wird, der zur Veräußerung von Wertpapieren der Qimonda AG gegen andere als Geldleistungen berechtigt ist. Jedem Anleihegläubiger, der infolge dieses Umtauschs ADS erhält, ist ein in dieser Registrierungserklärung enthaltener Prospekt in Übereinstimmung mit den Vorschriften des U.S. Securities Act zur Verfügung zu stellen (gemeinsam, die “Registrierungsbedingung”). Werden Umtauschrechte trotz der Nichterfüllung der Registrierungsbedingung ausgeübt, erfolgt die Abwicklung des Umtauschs vorbehaltlich des § 8(1) gemäß nachstehendem § 10.

Nach Ausübung des Umtauschrechts werden ausschließlich ganze ADS geliefert. Eine Lieferung von Bruchteilen von ADS erfolgt nicht. Soweit sich bei der Durchführung des Umtauschs für eine oder mehrere Schuldverschreibungen Bruchteile von ADS ergeben, werden die sich bei dem Umtausch einer Schuldverschreibung ergebenden Bruchteile der ADS addiert und die sich infolge der Addition der Bruchteile ergebenden ganzen ADS geliefert, soweit

(4)	Exchange Date. The Exchange Right shall be validly exercised on the Business Day on which all of the prerequisites specified in § 8(1) and (2) for the exercise of the Exchange Right at the option of a Noteholder have been fulfilled (the “Exchange Date”). In the event that the prerequisites specified in § 8(1) and (2) are fulfilled on a day which falls within an Excluded Period, the Exchange Right shall not have been validly exercised. In such a case, the Notes delivered for exchange shall be returned to the Noteholder.

§ 9
(Delivery of ADSs)
(1)	Delivery of ADSs. Delivery of ADSs upon any exercise of the Exchange Right may only be made if, at the time when the Exchange Notice is delivered by a Noteholder, a registration statement on an appropriate form covering such an exchange and identifying the Issuer as the selling stockholder that is entitled to sell securities of Qimonda AG for consideration other than cash has been filed by Qimonda AG with the SEC and is effective. A prospectus included in such registration statement shall be made available to each Noteholder receiving ADSs upon such exchange in compliance with the requirements of the U.S. Securities Act (collectively, the “Registration Condition”). Any exercise of Exchange Rights while the Registration Condition is not satisfied will, subject to §8(1), result in settlement of the exchange pursuant to § 10 below.

Upon any exercise of the Exchange Right only an integral number of ADSs shall be delivered. Fractional ADSs shall not be delivered. To the extent that any exchange of one or several Note(s) results in fractional ADSs, the fractions of ADSs resulting from the exchange of a Note shall be aggregated and an integral number of ADSs resulting from such aggregation of fractions of ADSs shall be delivered to the extent the Exchange die Umtauschstelle (§ 17(2)) (ohne dazu verpflichtet zu sein) festgestellt hat, dass mehrere Schuldverschreibungen für denselben Anleihegläubiger zur gleichen Zeit umgetauscht wurden. Die zu liefernden ADS werden so bald wie praktisch möglich nach dem Umtauschtag auf das vom Anleihegläubiger in der Umtauscherklärung angegebene Wertpapierkonto übertragen. Bis zur Übertragung der ADS bestehen vorbehaltlich § 11(1) keine Ansprüche aus den ADS.

Die im Zusammenhang mit der Lieferung anfallenden Gebühren der Depotbank sind von der Anleiheschuldnerin zu zahlen.

(2)	Bruchteile von ADS. Verbleibende Bruchteile von ADS werden nicht geliefert und auch nicht abgegolten.

(3)	Steuern. Die Lieferung der ADS setzt voraus, dass der Anleihegläubiger etwaige Steuern oder sonstige Abgaben zahlt, die im Zusammenhang mit der Ausübung des Umtauschrechts oder der Lieferung der ADS erhoben werden.
§ 10
(Lieferung von Stammaktien der Qimonda AG) (und/oder anderer zugrunde liegender Wertpapiere und sonstiger Vermögenswerte) anstelle von ADS)
(1)	Lieferung von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere und/oder sonstiger Vermögenswerte) anstelle von ADS. Die Lieferung von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere und/oder sonstiger Vermögenswerte) anstelle von ADS bei Ausübung des Umtauschrechts erfolgt nur, sofern zum Zeitpunkt der Einreichung der Umtauscherklärung durch einen Anleihegläubiger die Registrierungsbedingung nicht erfüllt ist, der Anleihegläubiger die in § 8 angegebenen Voraussetzungen erfüllt (insbesondere die nach § 8 erforderlichen Zusicherungen beinhaltende Bescheinigung eingereicht) hat und sowohl die Anleiheschuldnerin als auch Qimonda AG die für den Umtausch von Schuldverschreibungen in Stammaktien der Qimonda AG (oder die anderen zugrunde liegenden Wertpapiere) geltenden Angebotsbeschränkungen der Regulation S nach dem U.S. Securities Act eingehalten haben. Zu jedem Zeitpunkt während des Umtauschzeitraums, der nicht in einen Nichtausübungszeitraum fällt und zu dem die Registrierungsbedingung nicht erfüllt ist, bemühen sich die Anleiheschuldnerin und die Garantin nach Treu und Glauben — und
Agent (§ 17(2)) (without any obligation to do so) has ascertained that several Notes have been exchanged at the same time for the same Noteholder. The ADSs to be delivered shall be transferred as soon as practicable after the Exchange Date to the securities account designated by the Noteholder in the Exchange Notice. Until transfer of the ADSs has been made subject to § 11(1) no claims arising from the ADSs shall exist.

Any deposit fee to be paid to the Depositary for ADSs so delivered shall be paid by the Issuer.

(2)	Fractional ADSs. Remaining fractions of ADS shall not be delivered and will not be compensated.

(3)	Taxes. Delivery of ADSs is subject to payment by a Noteholder of any taxes or other duties which may be imposed in connection with the exercise of the Exchange Right or the delivery of the ADSs.
§ 10
(Delivery of Qimonda AG Ordinary Shares
(and/or other Underlying Securities, Assets
and/or Property) in Lieu of ADSs)
(1)	Delivery of Qimonda AG Ordinary Shares (and/or other Underlying Securities, Assets and/or Property) in lieu of ADSs. Delivery of Qimonda AG ordinary shares (and/or other underlying securities, assets and/or property) in lieu of ADSs upon any exercise of the Exchange Right will only be made if, at the time when the Exchange Notice is delivered by a Noteholder, the Registration Condition is not satisfied, the Noteholder has complied with the requirements set forth in § 8 (including, without limitation, the provision of a certificate containing the representations and warranties required therein) and both the Issuer and Qimonda AG have complied with the offering restrictions of Regulation S under the U.S. Securities Act applicable to the exchange of Notes for Qimonda AG ordinary shares (or such other underlying securities). At any time during the Exchange Period outside of any Excluded Period when the Registration Condition is not satisfied the Issuer and the Guarantor shall make good faith efforts, and to the extent legally possible shall cause Qimonda AG to make good faith efforts, to ensure that the exemption from the registration requirements of the U.S.

veranlassen Qimonda AG, soweit gesetzlich zulässig, sich nach Treu und Glauben zu bemühen – sicherzustellen, dass die durch Regulation S eingeräumte Befreiung von dem Registrierungserfordernis des U.S. Securities Act für einen Anleihegläubiger, der sämtliche der in § 8 angegebenen Voraussetzungen erfüllt hat und seine Umtauschrechte ausüben möchte, anwendbar bleibt. Sofern, trotz der Bemühungen der Anleiheschuldnerin und der Garantin nach Treu und Glauben, die Befreiung von dem Registrierungserfordernis des U.S. Securities Act nach Regulation S für den Umtausch durch einen Anleihegläubiger aufgrund von Handlungen der Anleiheschuldnerin, der Garantin, der Qimonda AG oder eines ihrer jeweiligen verbundenen Unternehmen oder Beauftragten zu einem solchen Zeitpunkt nicht anwendbar ist, wird der Umtauschzeitraum auf 10 Geschäftstage nach dem Zeitpunkt verlängert, zu dem entweder die Registrierungsbedingung erfüllt ist oder die Regulation S für den Umtausch durch einen Anleihegläubiger, der sämtliche der vorstehend in § 8 angegebenen Voraussetzungen erfüllt hat, anwendbar ist; und wenn der Endfälligkeitstermin oder ein Rückzahlungstag so festgesetzt wurden, dass sie in den verlängerten Umtauschzeitraum fallen, werden der Endfälligkeitstermin oder der Rückzahlungstag entsprechend verschoben, jedoch nur in Bezug auf die Schuldverschreibungen, die von dem Anleihegläubiger in seiner ursprünglichen Umtauscherklärung angegeben wurden. In keinem Fall wird das Umtauschrecht in bar erfüllt.

(2)	Nach Ausübung des Umtauschrechts, welches die Lieferung von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere und/oder sonstiger Vermögenswerte) anstelle von ADS zur Folge hat, werden nur ganze Stammaktien der Qimonda AG (und/oder andere zugrunde liegende Wertpapiere) geliefert. Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) werden nicht geliefert. Soweit sich bei der Durchführung des Umtauschs einer oder mehrerer Schuldverschreibung(en) Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) ergeben, werden die sich bei dem Umtausch einer Schuldverschreibung ergebenden Bruchteile der Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) addiert und die sich infolge der Addition von Bruchteilen der Stammaktien
Securities Act afforded by Regulation S will remain available to any Noteholder that has satisfied all the requirements set forth in § 8 and wishes to exercise its Exchange Rights. If, notwithstanding such good faith efforts by the Issuer and the Guarantor, the exemption from the registration requirements of the U.S. Securities Act under Regulation S is not available for the exchange by any Noteholder at any such time due to actions by the Issuer, the Guarantor, Qimonda AG or any of their respective affiliates or agents, then the Exchange Period shall be extended until ten Business Days after the time when either the Registration Condition is satisfied or Regulation S is available for the exchange by a Noteholder that has satisfied all the requirements set forth in § 8 above; and, if the Maturity Date or a redemption date is scheduled to occur during such extended Exchange Period, the Maturity Date or such redemption date shall be postponed accordingly but only with respect to the Notes identified by such Noteholder in its original Exchange Notice. In no case shall the Exchange Right be satisfied in cash.

(2)	Upon any exercise of the Exchange Right that results in delivery of Qimonda AG ordinary shares (and/or other underlying securities, assets or property) in lieu of ADSs, only an integral number of Qimonda AG ordinary shares (or other underlying securities) shall be delivered. Fractional Qimonda AG ordinary shares (or other underlying securities) shall not be delivered. To the extent that any exchange of one or several Note(s) results in fractional Qimonda AG ordinary shares (or other underlying securities), the fractions of Qimonda AG ordinary shares (or other underlying securities) resulting from the exchange of a Note shall be aggregated and an integral number of Qimonda AG ordinary shares (or other underlying securities) resulting from such aggregation of fractions of Qimonda AG ordinary shares (or other der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) ergebenden ganzen Stammaktien der Qimonda AG (und/oder anderen zugrunde liegenden Wertpapiere) geliefert, soweit die Umtauschstelle (§ 17(2)) (ohne dazu verpflichtet zu sein) festgestellt hat, dass mehrere Schuldverschreibungen für denselben Anleiheschuldner zur gleichen Zeit umgetauscht worden sind. Die zu liefernden Aktien oder anderen Wertpapiere werden so bald wie praktisch möglich nach dem Umtauschtag auf das vom Anleihegläubiger in der Umtauscherklärung angegebene Wertpapierkonto übertragen. Bis zur Übertragung der Aktien oder anderen Wertpapiere bestehen vorbehaltlich § 11(1) keine Ansprüche aus den Aktien oder anderen Wertpapieren.

(3)	Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere). Verbleibende Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) werden nicht geliefert und auch nicht abgegolten.

(4)	Steuern. Die Lieferung von Stammaktien der Qimonda AG (oder anderer zugrunde liegender Wertpapiere) setzt voraus, dass der Anleihegläubiger etwaige Steuern oder sonstige Abgaben zahlt, die im Zusammenhang mit der Ausübung des Umtauschrechts oder der Lieferung der Stammaktien der Qimonda AG (oder anderer zugrunde liegender Wertpapiere und/oder Vermögenswerte) erhoben werden.
§ 11
(Bereitstellung von ADS (oder von Stammaktien
der Qimonda AG (oder anderer zugrunde
liegender Wertpapiere)); Dividenden)
(1)	Im Verhältnis zwischen der Anleiheschuldnerin und dem Anleihegläubiger stehen dem Anleihegläubiger ab dem jeweiligen Umtauschtag alle mit den ADS (bzw., falls dieser Stammaktien der Qimonda AG (oder andere zugrunde liegende Wertpapiere) anstelle der ADS erhält, alle mit den Stammaktien der Qimonda AG (oder den anderen zugrunde liegenden Wertpapieren)) verbundenen Rechte zu. Die Anleiheschuldnerin wird nach Lieferung der ADS (bzw. der Stammaktien der Qimonda AG (oder der anderen zugrunde liegenden Wertpapiere)) jene Rechte gegenüber den Anleihegläubigern in Geld ausgleichen, für die der ADS Stichtag (§ 12(11) (bzw. der Stichtag für die Stammaktien der Qimonda
underlying securities) shall be delivered to the extent the Exchange Agent (§ 17(2)) (without any obligation to do so) has ascertained that several Notes have been exchanged at the same time for the same Noteholder. The shares or other securities to be delivered shall be transferred as soon as practicable after the Exchange Date to the securities account designated by the Noteholder in the Exchange Notice. Until transfer of the shares or other securities has been made subject to § 11(1) no claims arising from the shares or other securities shall exist.

(3)	Fractional Qimonda AG Ordinary Shares (or other Underlying Securities). Remaining fractions of Qimonda AG ordinary shares (or other underlying securities) shall not be delivered and will not be compensated.

(4)	Taxes. Delivery of Qimonda AG ordinary shares (or other underlying securities) is subject to payment by a Noteholder of any taxes or other duties which may be imposed in connection with the exercise of the Exchange Right or the delivery of Qimonda AG ordinary shares (or other underlying securities, assets and/or property).

§ 11
(Procurement of ADSs (or Qimonda AG
ordinary shares (or other underlying
securities)); Dividends)
(1)	As from the relevant Exchange Date as between the Issuer and the Noteholder such Noteholder shall be entitled to all rights attached to the ADSs (or, if it receives Qimonda AG ordinary shares (or other underlying securities) in lieu of the ADSs, all rights attached to Qimonda AG ordinary shares (or such other underlying securities)). The Issuer shall, following the delivery of the ADSs (or Qimonda AG ordinary shares (or other underlying securities)), compensate such Noteholder in cash for those rights for which the ADS Record Date (§ 12(11) (or the record date for Qimonda AG ordinary shares (or other underlying securities)) falls between the Exchange Date and the date of delivery of the ADSs (or Qimonda AG ordinary shares (or other underlying securities)).

AG (oder der anderen zugrunde liegenden Wertpapiere)) zwischen den Umtauschtag und den Tag der Lieferung der ADS (oder Stammaktien der Qimonda AG (oder anderer zugrunde liegender Wertpapiere)) fällt.

(2)	Die zu liefernden ADS werden so bald wie praktisch möglich nach dem Umtauschtag auf das vom Anleihegläubiger in der Umtauscherklärung angegebene Wertpapierkonto übertragen. Bis zur Übertragung der ADS kann der Anleihegläubiger keine Aktionärsrechte aus den ADS ableiten.

Etwaig zu liefernde Stammaktien der Qimonda AG (oder andere zugrunde liegende Wertpapiere) werden so bald wie praktisch möglich nach dem Umtauschtag auf das vom Anleihegläubiger in der Umtauscherklärung angegebenen Wertpapierkonto übertragen und der Anleihegläubiger (oder die von ihm benannte Person) werden so bald wie praktisch möglich nach dem Umtauschtag in das Aktionärsregister der Qimonda AG (oder ein anderes Wertpapierregister) eingetragen. Bis der Anleihegläubiger (oder die von ihm benannte Person) zum registrierten Inhaber der Stammaktien der Qimonda AG (oder der anderen zugrunde liegenden Wertpapiere) wird, ist der Anleihegläubiger nicht berechtigt, Aktionärsrechte aus den Stammaktien der Qimonda AG (oder der anderen zugrunde liegenden Wertpapiere) abzuleiten.

§ 12
(Verwässerungsschutz)
(1)	Erhöhung oder Verringerung der Anzahl von ADS. Erhöht die Depotbank vor dem letzten Tag des Umtauschzeitraums oder einem früheren Rückzahlungstag die Anzahl der ausstehenden ADS, indem sie einen Split der ausstehenden ADS durchführt oder zusätzliche ADS an Inhaber von ADS infolge einer Dividendenausschüttung durch die Qimonda AG in Form von Aktien der Qimonda AG oder infolge einer unentgeltlichen Zuteilung dieser Aktien verteilt, verringert sie die Anzahl der ausstehenden ADS infolge eines Einzugs oder einer Vereinigung der Aktien der Qimonda AG durch die Qimonda AG, indem sie eine Zusammenlegung (oder einen Reverse Split) dieser ausstehenden ADS durchführt, oder bewirkt die Depotbank eine andere Änderung der Anzahl der ausstehenden ADS (insbesondere Änderungen infolge einer

(2)	The ADSs to be delivered shall be transferred to the securities account designated by the Noteholder in the Exchange Notice as soon as practicable after the Exchange Date. Until transfer of the ADSs has been made, the Noteholder will not be entitled to make any shareholder’s claims arising from the ADSs.

Qimonda AG ordinary shares (or other underlying securities) to be delivered shall be transferred to the securities account designated by the Noteholder in the Exchange Notice as soon as practicable after the Exchange Date and the Noteholder (or its nominee) shall be entered into the shareholders registry of Qimonda AG (or other securities register) as soon as practicable after the Exchange Date. Until the Noteholder (or its nominee) has become the record owner of Qimonda AG ordinary shares (or other underlying securities), the Noteholder will not be entitled to make any shareholder’s claims arising from Qimonda AG ordinary shares (or other underlying securities).

§ 12
(Dilution Adjustments)
(1)	Increase or Decrease in Number of ADSs. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption increases the number of outstanding ADSs by effecting a split of such outstanding ADSs or by distributing additional ADSs to ADS holders as the result of the payment by Qimonda AG of a dividend in or free distribution of Qimonda AG shares, reduces the number of outstanding ADSs as the result of any cancellation or consolidation of Qimonda AG shares by Qimonda AG by effecting a combination (or reverse split) of such outstanding ADSs or effects any other change to the number of such outstanding ADSs (including, but not limited to, changes resulting from a change in notional value of Qimonda AG shares), the Exchange Ratio shall be adjusted in accordance with the following formula to the extent not otherwise provided for in the following provisions:

Änderung des anteiligen Betrags des Grundkapitals der Aktien der Qimonda AG), wird das Umtauschverhältnis gemäß der nachstehenden Formel angepasst, soweit in den folgenden Bestimmungen nicht abweichend geregelt:

Dabei gilt Folgendes:

E’ = das angepasste Umtauschverhältnis,

E = das Umtauschverhältnis am ADS Stichtag,

No = Anzahl von ausstehenden ADS bevor der Split, die Dividende, die unentgeltliche Zuteilung, die Vereinigung, die Einziehung oder die Zusammenlegung erfolgt.

Nn = Anzahl von ausstehenden ADS nachdem der Split, die Dividende, die unentgeltliche Zuteilung, die Vereinigung, die Einziehung oder die Zusammenlegung erfolgt ist.

(2)	Bezugsrechte. Gewährt die Depotbank den
Inhabern der ADS vor dem letzten Tag des Umtauschzeitraums oder einem früheren Rückzahlungstag (i) Bezugsrechte in Bezug auf die ADS, (ii) Wertpapiere mit Bezugs-, Options- oder Wandlungsrechten in Bezug auf ADS oder (iii) Bezugsrechte in Bezug auf andere Aktienwerte, Genussrechte, Schuldtitel oder sonstige Wertpapiere (“Sonstige Wertpapiere”), wird das Umtauschverhältnis gemäß der nachstehenden Formel angepasst:

Dabei gilt Folgendes:

E’ = das angepasste Umtauschverhältnis,

E = das Umtauschverhältnis am ADS Stichtag,

M = der Durchschnittliche Marktpreis (§ 12(11)), und

B = der Bezugsrechtswert, wenn B ≥ 0 ist.

(3)	Barausschüttungen und andere Ausschüttungen. Falls die Depotbank den Inhabern der ADS vor dem letzten Tag des Umtauschzeitraums oder einem früheren Rückzahlungstag (i) Vermögenswerte (einschließlich Sachdividenden oder Dividenden in Form von Schuldtiteln, where:

E’ = the adjusted Exchange Ratio,

E = the Exchange Ratio on the ADS Record Date,

No = number of ADSs outstanding before such split, dividend, free distribution, combination, cancellation or consolidation , as applicable, has become effective,

Nn = number of ADSs outstanding after such split, dividend, free distribution, combination, cancellation or consolidation, as applicable, has become effective.

(2)	Subscription Rights. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption distributes to ADS holders (i) subscription rights in respect of the ADSs, (ii) securities with subscription, option or conversion rights in relation to ADSs, or (iii) subscription rights in respect of other equity securities, participation rights or debt or other securities (“Other Securities”), the Exchange Ratio shall be adjusted in accordance with the following formula:

where:

E’ = the adjusted Exchange Ratio,

E = the Exchange Ratio on the ADS Record Date,

M = the Average Market Price ( § 12(11)), and,

B = the Subscription Value, where B ≥ 0 .

(3)	Cash Distributions and Other Distributions. If the Depositary prior to the last day of the Exchange Period or an earlier date of redemption distributes to ADS holders (i) assets (including dividends in kind or in the form of debt securities or warrants or conversion rights (with the exclusion of the

Options- oder Wandelrechten) (mit Ausnahme der vorstehend in § 12(2) aufgeführten Rechte), die nicht infolge einer Verschmelzung, Aufspaltung oder Abspaltung (für welche die nachstehend in § 12(4) aufgeführten Bestimmungen gelten) ausgeschüttet werden, (ii) Verkaufsoptionen im Falle eines Rückkaufs von ADS oder Stammaktien der Qimonda AG oder (iii) eine Barausschüttung zuweist ((i), (ii) und (iii) jeweils eine “Ausschüttung”), wird das Umtauschverhältnis gemäß der nachstehenden Formel angepasst:

Dabei gilt Folgendes:

E’ = das angepasste Umtauschverhältnis,

E = das Umtauschverhältnis am ADS Stichtag,

M = der Durchschnittliche Marktpreis § 12(11),

F = im Falle von (i) der angemessene Marktwert der Ausschüttung am ADS Stichtag, wie er von der Umtauschstelle (§ 17(2)) nach billigem Ermessen (§ 317 BGB) auf Basis der Bewertung eines unabhängigen Sachverständigen je ADS festgelegt wird (der “Angemessene Marktwert”), im Falle von (ii), in dem die Depotbank den Inhabern der ADS Verkaufsoptionen gewährt, der Verkaufsoptionswert, unter der Voraussetzung, dass, falls der Angemessene Marktwert je ADS 5 % oder weniger des einfachen arithmetischen Durchschnitts der Aktienkurse während eines dem ADS Stichtag unmittelbar vorangehenden Zeitraums von 365 aufeinander folgenden Tagen beträgt, keine Anpassung des Umtauschverhältnisses durchgeführt wird, oder im Falle von (iii), die Barausschüttung, wobei der tatsächlich von der Depotbank ausgeschüttete Betrag je ADS (jedoch vor Abzug oder Einbehalt von etwaigen Steuern) berechnet wird (vorausgesetzt, dass, falls diese Barausschüttung in einer anderen Währung als in U.S.-Dollar gezahlt wird, der Gegenwert dieser Barausschüttung in U.S.-Dollar, der von der Umtauschstelle (§ 17(2)) nach billigem Ermessen (§ 317 BGB) bestimmt wird, gilt), und mit der weiteren Maßgabe, dass eine Anpassung nur dann vorgenommen wird, wenn F ≥ 0 ist.
rights mentioned above in § 12 (2)) other than assets distributed pursuant to a merger, split-up or spin-off to which the provisions mentioned below in § 12 (4) shall apply), or (ii) put options in the case of an ADS or Qimonda ordinary shares repurchase, or (iii) a Cash Distribution (each of the cases (i),(ii) and (iii) a “Distribution”), the Exchange Ratio shall be adjusted in accordance with the following formula:

where:

E’ =	the adjusted Exchange Ratio,

E =	the Exchange Ratio on the ADS Record Date,

M =	the Average Market Price § 12(11), and,

F =
in case of (i): the fair market value of the Distribution on the ADS Record Date as determined by the Exchange Agent (§ 17(2)) using equitable discretion (§ 317 German Civil Code) on the basis of the evaluation by an independent expert (the “Fair Market Value”), calculated on a per ADS basis; or in the case of (ii), where the Depositary grants to the ADS holders put options, “F” shall be the Put Option Value, provided that where the Fair Market Value on a per ADS basis falls below or is equal to 5% of the simple arithmetic average of the Share Prices during the 365 consecutive day period immediately preceding the ADS Record Date, no adjustment shall be made to the Exchange Ratio, or in case of (iii), the Cash Distribution, i.e. the amount of cash actually distributed by the Depositary (but prior to withholding or deduction on account of any taxes) calculated on a per ADS basis (provided that if such Cash Distribution is paid in a currency other than U.S. Dollars, then the U.S. dollar equivalent of such Cash Distribution is determined by the Exchange Agent (§ 17(2)) using equitable discretion (§ 317 German Civil Code)); provided further that an adjustment will only be made if F ≥ 0 .

(4)	Verschmelzung, Aufspaltung oder Abspaltung betreffend Qimonda AG. Falls die Depotbank den Inhabern der ADS vor dem letzten Tag des Umtauschzeitraums oder einem früheren Rückzahlungstag infolge einer Verschmelzung (§ 2 UmwG) der Qimonda AG als übertragender Rechtsträger im Sinne des Umwandlungsgesetzes, einer Aufspaltung (§ 123 (1) UmwG) oder einer Abspaltung (§ 123 (2) UmwG) der Qimonda AG Wertpapiere zuteilt oder zuweist oder auf sonstige Weise das Recht gewährt, Wertpapiere zu erhalten, die entweder Eigenkapitalbeteiligungen an einem Nachfolgeunternehmen, aufgespaltenen Unternehmen oder abgespaltenen Unternehmen darstellen oder vertreten (die “Neuen ADS”), stehen einem Anleihegläubiger ab dem ADS Stichtag für diese Ausschüttung bei Ausübung seines Umtauschrechtes (im Falle einer Teilaufspaltung oder Teilabspaltung der Qimonda AG zusätzlich zu seinem Recht, ADS bei Ausübung seines Umtauschrechts zu erhalten) die Anzahl an Neuen ADS zu, die sich gemäß der nachstehenden Formel errechnet; im Anschluss gelten die Bestimmungen dieser Anleihebedingungen für die Neuen ADS im gleichen Umfang wie für die ADS (vorausgesetzt, dass, wenn in Verbindung mit einem solchen Ereignis die ADR-Fazilität beendet wird, die oben unter § 4(4) aufgeführten Bestimmungen gelten); verbleibende Bruchteile von Neuen ADS werden nicht ausgeglichen (§ 9(2)):

E’ = E × AS

E’ = das Umtauschverhältnis in Bezug auf die Neuen ADS,

E = das Umtauschverhältnis am ADS Stichtag,

AS = die Anzahl von Neuen ADS, die einem Inhaber von ADS in Bezug auf eine ADS zustehen.

(5)	Wahlweise Ausschüttungen in Geld oder in Form von ADS. Nimmt die Depotbank vor dem letzten Tag des Umtauschzeitraums oder einem früheren Rückzahlungstag eine Ausschüttung an die Inhaber von ADS vor, die nach Wahl der Inhaber der ADS entweder in Geld oder in Form zusätzlicher ADS zahlbar ist, wird das Umtauschverhältnis gemäß vorstehenden § 12(3) derart angepasst, als sei die Ausschüttung ausschließlich in Form von Geld vorgenommen worden.
(4)	Merger, Split-Up or Spin-Off Involving Qimonda AG. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption, and pursuant to a merger (§ 2 German Transformation Act; “Verschmelzung”) of Qimonda AG as transferor entity within the meaning of the German Transformation Act (“Umwandlungsgesetz”), a split-up (§ 123(1) German Transformation Act; “Aufspaltung”) or a spin-off (§ 123(2) German Transformation Act; “Abspaltung”) of Qimonda AG, distributes, allots or otherwise grants to ADS holders the right to receive securities that either are or represent equity interests in a successor, split-up or spun-off entity (the “New ADSs”), a Noteholder, from the ADS Record Date for such a distribution, upon exercise of his Exchange Right (in the case of any partial split-up or spin-off of Qimonda AG, in addition to his right to receive ADSs upon exercise of his Exchange Right) shall be entitled to such number of New ADSs as is calculated pursuant to the following formula and thereafter the provisions of these Terms and Conditions shall apply to the New ADSs as if they were ADSs; (provided that if in connection with any such event the ADR Facility is terminated, the provisions of § 4(4) above shall apply); remaining fractions of New ADSs will not be compensated (§ 9(2)):

E’ = E × AS

E’ = the Exchange Ratio with respect to the New ADSs,

E = the Exchange Ratio on the ADS Record Date,

AS = the number of New ADSs to which an ADS holder is entitled to with respect to one ADS.

(5)	Elective Distributions of Cash or ADSs. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption makes a distribution to ADS holders payable at the election of the ADS holders in either cash or additional ADSs, then the Exchange Ratio shall be adjusted according to § 12(3) above, as if the distribution were made solely in cash.

(6)	Keine Anpassung in Bezug auf das Grundkapital der Qimonda AG betreffende gesellschaftsrechtliche Maßnahmen oder Ausschüttungen durch die Qimonda AG, die nicht zu einer Ausschüttung an die Inhaber der ADS führen. Das Umtauschverhältnis wird aufgrund von das Grundkapital der Qimonda AG betreffenden gesellschaftsrechtlichen Maßnahmen oder einer Ausschüttung durch die Qimonda AG nicht angepasst, es sei denn, dieses Ereignis oder diese Ausschüttung führt zu einer Ausschüttung an die Inhaber von ADS, wie vorstehend in § 12(1) bis (4) beschrieben, die tatsächlich an die Inhaber der ADS von der Depotbank aufgrund der ADR-Fazilität gemäß dem Depotvertrag geleistet wird.

(7)	Mehrfache Anpassung. Sofern Anpassungen des Umtauschverhältnisses nach mehr als einer der Bestimmungen des § 12(1), (2), (3) (4) und/oder (5) durchzuführen sind und der ADS Stichtag für diese Anpassungen auf denselben Tag fällt oder die Berechnung einer Anpassung nach einer dieser Bestimmungen auf Marktwerten basiert, die nach einer anderen dieser Bestimmungen zuvor anzupassen sind, wird diese Anpassung wie folgt durchgeführt:
(x)	im Falle von Anpassungen am selben ADS Stichtag werden zunächst die Bestimmungen des § 12(1), zweitens die Bestimmungen des § 12(3), drittens die Bestimmungen des § 12(2) und schließlich die Bestimmungen des § 12(4) angewendet, jedoch nur soweit jede dieser Bestimmungen gemäß ihrer jeweiligen Voraussetzungen anwendbar ist; und

(y)	in anderen Fällen werden die betreffenden Absätze in der Reihenfolge des Eintritts der jeweiligen ADS Stichtage angewendet.
Wird in einem der in diesem § 12(7) aufgeführten Fälle die Berechnung einer Anpassung nach einer der vorstehend aufgeführten Absätze im Anschluss an die Anwendung eines der anderen Absätze durchgeführt und bezieht sich die Berechnung der zweiten und jeder anschließenden Anpassung auf den Durchschnittlichen Markpreis in einem
(6)	No Adjustments in Respect of Corporate Events Affecting Share Capital of Qimonda AG or Distributions by Qimonda AG that do not Result in a Distribution to Holders of ADSs. The Exchange Ratio shall not be adjusted on account of any corporate event that affects the share capital of Qimonda AG or any distribution by Qimonda AG, unless such event or distribution results in a distribution to holders of ADSs that is described in § 12(1) through (4) above and that is actually made to ADS holders by the Depositary under the ADR Facility subject to the Deposit Agreement.

(7)	Multiple Adjustments. If adjustments of the Exchange Ratio are required under more than one of § 12(1), (2), (3), (4) and/or (5) and the ADS Record Date for such adjustments will occur on the same date, or if the calculation of an adjustment under one of these provisions is based on market values which are required to be adjusted under another of these provisions beforehand, then such adjustment will be made:

(x)	in the case of adjustments with the same ADS Record Date by applying, first, the provisions of § 12(1), second, the provisions of § 12(3), third, the provisions of § 12(2), and finally the provisions of § 12(4), but only to the extent each such provision is applicable in accordance with its terms; and

(y)	in other cases by applying the relevant subsections in the sequence in which their ADS Record Dates occur.
If in any of the cases referred to in this § 12(7), the calculation of an adjustment under one of the aforementioned subsections is made subsequent to the application of any of the other subsections, and the calculation of the second or any subsequent adjustment refers to the Average Market Price in a period prior to the Ex Date for the measure requiring adjustment pursuant to

Zeitraum, der vor dem Ex-Tag für die Maßnahme liegt, die nach dem Absatz, der zuerst anzuwenden ist, anzupassen ist, wird der Durchschnittliche Marktpreis für diese Zeiträume für den Zweck der Berechnung der anschließenden Anpassung mit dem Faktor multipliziert, der für die Multiplikation bei der Berechnung der vorangehenden Anpassung verwendet worden ist. Soweit der Wert einer Ausschüttung, der Bezugsrechtswert, der Verkaufsoptionswert oder der Angemessene Marktwert in Bezug auf den Marktwert der ADS während dieses Zeitraums berechnet wird, berechnet die Umtauschstelle den Wert der Ausschüttung, den Bezugsrechtswert, den Verkaufsoptionswert oder den Angemessenen Marktwert, sofern anwendbar, auf Basis der auf diese Weise angepassten Markwerte.

(8)	Andere Anpassungen. Legt die Anleiheschuldnerin fest, dass andere Anpassungen infolge eines oder mehrerer vorstehend unter § 12(1) bis (7) nicht aufgeführten Ereignisse(s) durchgeführt werden sollten (auch wenn die betreffenden Ereignisse oder Umstände ausdrücklich von der Anwendung von § 12(1) bis (7) ausgeschlossen sind), fordert die Anleiheschuldnerin die Umtauschstelle auf eigene Kosten auf, so bald wie praktisch möglich festzulegen, welche weitere Anpassung angemessener und vernünftiger Weise zu berücksichtigen ist und an welchem Tag diese Anpassung wirksam werden soll. An diesem Tag führt die Umtauschstelle diese Anpassung gegebenenfalls durch; diese wird in Übereinstimmung mit der Festlegung wirksam, wenn die Anleiheschuldnerin ihre Zustimmung erteilt hat.

(9)	Wirksamkeit von Anpassungen. Die Anpassungen in Übereinstimmung mit den vorstehenden Bestimmungen werden am Ex-Tag wirksam. Anpassungen in Übereinstimmung mit diesem § 12 werden nicht durchgeführt, sofern der Ex-Tag bzw. im Falle von § 12(8) der Tag, an dem die Anpassung wirksam wird, ein späterer Zeitpunkt ist als, im Falle von Schuldverschreibungen, für die das Umtauschrecht ausgeübt worden ist, der Tag, an dem die ADS gemäß § 9(1) dem Wertpapierkonto des betreffenden Inhabers gutgeschrieben worden sind (oder an dem gemäß § 10(1) der Name des betreffenden Inhabers in das jeweilige Wertpapierregister eingetragen worden ist), oder, im Falle von Schuldverschreibungen, die nicht umgetauscht worden sind, der letzte Tag des Umtauschzeitraums.
the subsection which is to be applied first, the Average Market Price for those periods, for purposes of the calculation of the subsequent adjustment, will be multiplied by the factor used for making the multiplication in the calculation of the preceding adjustment. To the extent that the value of a Distribution, the Subscription Value, the Put Option Value or the Fair Market Value is calculated by reference to the market value of the ADSs during such period, the Exchange Agent will calculate the value of the Distribution, the Subscription Value, the Put Option Value or the Fair Market Value, where applicable, on the basis of the market values so adjusted.

(8)	Other Adjustments. If the Issuer determines that another adjustment should be made as a result of one or more events or circumstances not referred to above in § 12(1) to (7) (even if the relevant event or circumstances are specifically excluded from the operation of §12(1) to (7)), the Issuer will, at its own expense, request the Exchange Agent to determine as soon as practicable what further adjustment (if any) is fair and reasonable to take account thereof and the date on which such adjustment should take effect. On such date the Exchange Agent will make such adjustment (if any) which will take effect in accordance with such determination upon the Issuer granting its consent.

(9)	Effectiveness of Adjustments. Adjustments in accordance with the foregoing shall become effective as of the Ex Date. Adjustments in accordance with this § 12 will not be made if the Ex Date or, in the case of §12(8), the date on which the adjustment takes effect, is later than, in the case of Notes in respect of which the Exchange Right has been exercised, the date on which the ADSs have been credited to the securities account of the relevant Noteholder pursuant to §9(1) (or the name of the relevant Noteholder entered into the relevant securities registry pursuant to §10(1)) or, in the case of Notes not exchanged, the last day of the Exchange Period.

(10)	Berechnung der Anpassungen. Anpassungen nach den vorstehenden Absätzen werden durch die Umtauschstelle (§ 17(2)) berechnet und sind (sofern nicht ein offensichtlicher Fehler vorliegt) für alle Beteiligten bindend. Das in Übereinstimmung mit den vorstehenden Bestimmungen berechnete Umtauschverhältnis wird nach deutscher Geschäftspraxis auf vier Dezimalstellen gerundet. Die Umtauschstelle (§ 17(2)) haftet nur dafür, dass sie im Zusammenhang mit den Schuldverschreibungen Anpassungen vornimmt oder nicht vornimmt oder sonstige Maßnahmen trifft oder unterlässt, wenn und soweit sie die Sorgfalt eines ordentlichen Kaufmanns verletzt. Die Umtauschstelle (§ 17(2)) kann nach Rücksprache mit der Anleiheschuldnerin den Rat oder die Dienste von Rechtsanwälten, Wirtschaftsprüfern oder anderen Sachverständigen einholen, deren Beratung oder Dienste sie für notwendig hält, und sich auf eine solche Beratung verlassen (und die Umtauschstelle (§ 17(2)) übernimmt keinerlei Haftung gegenüber der Anleiheschuldnerin, der Garantin oder den Anleihegläubigern im Zusammenhang mit Handlungen oder Unterlassungen, die in Übereinstimmung mit einer solchen Beratung und unter Anwendung der Sorgfalt eines ordentlichen Kaufmanns vorgenommen bzw. unterlassen oder deren Vornahme oder Unterlassung geduldet worden sind.)

(11)	Definitionen. In diesen Anleihebedingungen gilt Folgendes:

“Barausschüttung” bezeichnet den Betrag einer etwaigen Dividende oder einer anderen von der Depotbank an die Inhaber der ADS gemäß dem Depotvertrag vorgenommenen Barausschüttung (insbesondere den durch die Qimonda AG ausgeschütteten Barerlös gemäß dem Depotvertrag aus der Veräußerung von Vermögenswerten) nach Abzug etwaig geltender an die Depotbank gemäß der ADR-Fazilität zu zahlender Gebühren, Kosten und Aufwendungen; jedoch vor Abzug oder Einbehalt von etwaigen Steuern.

“Bezugsrechtswert”, im Hinblick auf jedes Bezugsrecht und je ADS berechnet, bezeichnet:

(10)	Calculations of Adjustments. Adjustments in accordance with the foregoing clauses shall be calculated by the Exchange Agent (§ 17(2)) and shall be (in the absence of manifest error) binding on all parties concerned. The Exchange Ratio determined in accordance with the preceding provisions shall be rounded to four decimal points in accordance with German business practice. The Exchange Agent (§ 17(2)) shall only be liable for making, or not making, adjustments or taking, or not taking, any other measures in connection with these Notes, if and to the extent that it fails to show the due care of a proper merchant. The Exchange Agent (§ 17(2)) may, after consultation with the Issuer, engage the advice or services of any lawyers, accountants or other experts whose advice or services the Exchange Agent (§ 17(2)) may deem necessary and rely upon any advice so obtained (and the Exchange Agent (§ 17(2)) shall incur no liability against the Issuer or the Guarantor or the Noteholders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice and in exercising due care of a proper merchant).

(11)	Definitions. In these Terms and Conditions:

“Cash Distribution” shall refer to the amount of any dividend or any other cash distribution made to ADS holders by the Depositary pursuant to the Deposit Agreement (including, but not limited to, the cash proceeds from a sale of property distributed by Qimonda AG that is made pursuant to the Deposit Agreement) after deduction of any applicable fees, charges, expenses due to the Depositary under the ADR Facility; but prior to withholding or deduction on account of any taxes.

“Subscription Value” means, with respect to any subscription right and calculated on a per ADS basis:

(i)	den Schlusskurs des betreffenden Rechts am ADS Stichtag an dem Hauptmarkt, an dem solche Rechte gehandelt werden, oder

(ii)	falls ein solcher Schlusskurs nicht feststellbar ist, den von der Umtauschstelle (§ 17(2)) nach billigem Ermessen (§ 317 BGB) bestimmten Wert des Bezugsrechts.
“Durchschnittlicher Marktpreis” bezeichnet den arithmetischen Durchschnitt der Aktienkurse für den kürzesten der nachfolgenden Zeiträume (mit der Maßgabe, dass ein Zeitraum mindestens einen Handelstag umfasst):
(i)	die zehn aufeinander folgenden Handelstage, die dem relevanten ADS Stichtag vorangehen, oder

(ii)	der Zeitraum, der am ersten Handelstag nach dem Tag beginnt, an dem die maßgebliche Ausgabe oder Ausschüttung öffentlich bekannt gemacht wurde, und bis zu dem Handelstag andauert, der dem jeweiligen ADS Stichtag vorangeht, oder

(iii)	der Zeitraum, der am Ex-Tag der letzten Ausgabe oder Ausschüttung beginnt, für die eine Anpassung erforderlich ist, und der am letzten Handelstag vor dem jeweiligen ADS Stichtag endet.
“Ex-Tag” ist jeweils der erste Handelstag, an dem die ADS “ohne Dividende” bzw. “ohne Bezugsrecht” oder ohne ein sonstiges Recht gehandelt wird, bezüglich dessen eine Anpassung erforderlich ist.
“ADS Stichtag” bezeichnet entweder (i) den jeweiligen Zeitpunkt für die Bestimmung der Inhaber der ADS, die Rechte, Bezugsrechte, Options- oder Wandelrechte oder andere Ausschüttungen oder sonstige Vermögenswerte erhalten, oder, sofern früher, (ii) den Handelstag, der dem Ex-Tag unmittelbar vorangeht.
“Verkaufsoptionswert” bezeichnet in Bezug auf Verkaufsoptionen und je ADS berechnet:
(i)	the closing price of such right on the ADS Record Date on the principal trading market on which such rights are traded, or

(ii)	in case such closing price shall not be available, the value of the subscription right as determined by the Exchange Agent (§ 17(2)), using equitable discretion (§ 317 German Civil Code).
“Average Market Price” means the arithmetic average of the Share Prices for the shortest period of (with the proviso that any such period shall be not less than one Trading Day):
(i)	ten consecutive Trading Days prior to the relevant ADS Record Date, or

(ii)	the period commencing on the Trading Day next succeeding the first public announcement of the relevant issuance or distribution and continuing through the Trading Day prior to the relevant ADS Record Date, or

(iii)	the period, commencing on the Ex Date with respect to the next preceding issuance or distribution for which an adjustment is required, and ending on the last Trading Day prior to the relevant ADS Record Date.
“Ex Date” shall mean the first Trading Day on which the ADSs are traded “ex dividend” or “ex subscription right” or ex any other right in respect of which an adjustment is required to be made.
“ADS Record Date” shall mean the time and date being the earlier of (i) the relevant time of the determination of ADS holders entitled to receive rights, subscription rights, option or conversion rights, or any other distributions, assets or property, or (ii) the Trading Day, which immediately precedes the Ex Date.
“Put Option Value” means with respect to any put options and calculated on a per ADS basis:

(i)	den Schlusskurs dieser Verkaufsoptionen am ADS Stichtag am Hauptmarkt, an dem solche Rechte gehandelt werden, oder

(ii)	falls ein solcher Schlusskurs nicht feststellbar ist, den von der Umtauschstelle (§ 17(2)) nach billigem Ermessen (§ 317 BGB) bestimmten Wert der Verkaufsoptionen.
(12)	Bekanntmachung von Anpassungen. Die Anleiheschuldnerin wird eine Anpassung des Umtauschverhältnisses und/oder jede andere Anpassung der Bedingungen des Umtauschrechts in Übereinstimmung mit § 18 ankündigen.
§ 13
(Nachrangige Garantie und
Negativverpflichtung der Infineon Technologies AG)
(1)	Garantie und Negativverpflichtung. Die Garantin hat am 20. September 2007 gegenüber der Citibank, N.A. zugunsten der Anleihegläubiger die unbedingte, unwiderrufliche und nachrangige Garantie (die “Garantie”) für (i) die ordnungsgemäße und pünktliche Zahlung von sämtlichen Beträgen, die von der Anleiheschuldnerin gemäß diesen Anleihebedingungen zahlbar sind, übernommen sowie (ii) die ordnungsgemäße und pünktliche Erfüllung sämtlicher Verpflichtungen der Anleiheschuldnerin gemäß der Anleihebedingungen, die sich aus der Ausübung des Umtauschrechts (§7(1)) ergeben. Die Garantin hat sich in der Garantie verpflichtet, solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, an dem sämtliche nach diesen Anleihebedingungen auf die Schuldverschreibungen an die Anleihegläubiger zahlbaren Beträge der Zahlstelle (§ 17(1)) zur Verfügung gestellt und alle sich aus § 7 ergebenden Pflichten erfüllt wurden, keine Sicherheiten an ihren Vermögensgegenständen zur Besicherung von nachrangigen Kapitalmarktverbindlichkeiten einschließlich hierfür abgegebener Garantien und anderer Gewährleistungen zu bestellen, ohne die Anleihegläubiger gleichzeitig in gleicher Weise und anteilmäßig an dieser Sicherheit teilnehmen zu lassen. Die Verpflichtungserklärung nach Satz 2 findet
(i)	the closing price of such put options on the ADS Record Date on the principal trading market on which such put options are traded, or

(ii)	in case such closing price shall not be available, the value of the put options as determined by the Exchange Agent (§ 17(2)), using equitable discretion (§ 317 German Civil Code).
(12)	Notices of Adjustment. The Issuer shall give notice in accordance with § 18 of an adjustment of the Exchange Ratio and/or any other adjustment of the terms of the Exchange Right.
§ 13
(Subordinated Guarantee and Negative
Pledge of Infineon Technologies AG)
(1)	Guarantee and Negative Pledge. The Guarantor on September 20, 2007, has unconditionally, irrevocably and, on a subordinated basis, guaranteed (the “Guarantee”) to Citibank, N.A. for the benefit of the Noteholders, (i) the due and punctual payment in accordance with these Terms and Conditions of any and all sums expressed to be payable hereunder by the Issuer, and (ii) the due and punctual performance in accordance with these Terms and Conditions of all of the obligations of the Issuer arising from the exercise of the Exchange Right (§ 7(1)). The Guarantor has undertaken in the Guarantee, so long as any Notes shall remain outstanding, but only up to the time at which all amounts payable to the Noteholders under the Notes in accordance with these Terms and Conditions have been placed at the disposal of the Paying Agent (§ 17(1)) and all obligations pursuant to § 7 have been fulfilled, not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Noteholders share equally and ratably in such security. The undertaking pursuant to sentence 2 shall not apply to a security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals. Any security which keine Anwendung auf eine Sicherheit, die (i) nach dem anzuwendenden Recht zwingend notwendig oder (ii) als Voraussetzung einer staatlichen Genehmigung erforderlich ist. Jede nach Satz 2 zu leistende Sicherheit kann auch zugunsten einer Person bestellt werden, die als Treuhänder der Anleihegläubiger handelt.

(2)	Vertrag zugunsten Dritter. Die Garantie stellt einen Vertrag zugunsten der Anleihegläubiger als begünstigte Dritte im Sinne des § 328(1) BGB dar, der jedem Anleihegläubiger das Recht gibt, Erfüllung der in der Garantie übernommenen Verpflichtungen unmittelbar von der Garantin zu verlangen und diese Verpflichtungen unmittelbar gegen die Garantin durchzusetzen.
§ 14
(Änderung der Kontrolle)
(1)	Benachrichtigung über Änderung der Kontrolle. Falls eine Änderung der Kontrolle (wie nachstehend definiert) eintritt, wird die Anleiheschuldnerin:
(i)	die Änderung der Kontrolle unverzüglich, nachdem sie Kenntnis hiervon erhalten hat, gemäß § 18 bekanntmachen; und

(ii)	für Zwecke des § 14(2) und (3) einen Tag bestimmen (der “Kontrollstichtag”), bei dem es sich um einen Geschäftstag handeln muss, und den Kontrollstichtag gemäß § 18 bekanntmachen.
Der Kontrollstichtag darf nicht weniger als 40 und nicht mehr als 60 Tage nach der Bekanntmachung der Änderung der Kontrolle gemäß § 18 liegen.
(2)	Vorzeitige Rückzahlung und/oder vorzeitiger Umtausch nach Wahl der Anleihegläubiger.
Falls die Anleiheschuldnerin gemäß § 14(1)(i) die Änderung der Kontrolle für Qimonda AG oder die Garantin bekannt gegeben hat, ist jeder Anleihegläubiger nach seiner Wahl berechtigt, durch Mitteilung an die Zahlstelle (§ 17(1)) mit einer Frist von mindestens 20 Tagen vor dem Kontrollstichtag von der Anleiheschuldnerin am Kontrollstichtag die Rückzahlung aller oder eines Teils seiner Schuldverschreibungen, die noch nicht umgetauscht oder zur Rückzahlung fällig erklärt wurden, zum Nennbetrag zusammen mit bis zum Tag der Rückzahlung (ausschließlich) aufgelaufenen Zinsen zu verlangen.
is to be provided pursuant to sentence 2 may also be provided to a person acting as trustee for the Noteholders.
(2)	Contract for the Benefit of Third Parties. The Guarantee constitutes a contract for the benefit of the Noteholders as third party beneficiaries within the meaning of § 328(1) of the German Civil Code giving rise to the right of each Noteholder to require performance of the obligations therein directly from the Guarantor and to enforce such obligations directly against the Guarantor.
§ 14
(Change of Control)
(1)	Notice of Change of Control. If a Change of Control (as defined below) occurs, the Issuer will:
(i)	give notice by publication in accordance with § 18 promptly after becoming aware of the Change of Control; and

(ii)	fix a date (the “Control Record Date”), which shall be a Business Day, for the purposes of § 14(2) and (3) and give notice of the Control Record Date by publication in accordance with § 18.
The Control Record Date shall be not less than 40 nor more than 60 days after the notice of the Change of Control is published in accordance with § 18.
(2)	Early Redemption and/or Exchange at the Option of the Noteholders. If the Issuer gives notice in accordance with § 14(1)(i) in respect of a Change of Control applying to Qimonda AG or the Guarantor, each Noteholder may at its option, on giving not less than 20 days’ notice to the Paying Agent (§ 17(1)) prior to the Control Record Date, require the Issuer to redeem on the Control Record Date any or all of its Notes not previously exchanged or declared due for redemption at their Principal Amount together with interest accrued thereon until (but not including) the date of redemption.

Jede Erklärung eines Anleihegläubigers nach diesem § 14(2) ist unwiderruflich und verpflichtet die Anleiheschuldnerin, die entsprechenden Schuldverschreibungen gemäß dem vorstehenden Satz zurückzuzahlen.

(3)	Anpassung des Umtauschverhältnisses aufgrund Änderungen der Kontrolle. Falls die Anleiheschuldnerin gemäß § 14(1)(i) die Änderung der Kontrolle für Qimonda AG bekannt gegeben hat, wird bei jeder Ausübung des Umtauschrechts am oder vor dem Kontrollstichtag das Umtauschverhältnis gemäß der nachstehenden Formel angepasst:

Dabei gilt Folgendes:

Ea = das angepasste Umtauschverhältnis,

E = das Umtauschverhältnis unmittelbar vor dem Zeitpunkt, an dem eine Mitteilung gemäß § 14(1)(i) erfolgt;

Pr = die anfängliche Umtauschprämie von 35%;

c = die Anzahl der Tage ab dem Tag (einschließlich), an dem eine Mitteilung gemäß § 14(1)(i) erfolgt, bis zum Endfälligkeitstermin (ausschließlich);

t = die Anzahl der Tage ab dem Ausgabetag bis zum Endfälligkeitstermin (ausschließlich).
Any notice by a Noteholder under this § 14(2) shall be irrevocable and shall oblige the Issuer to redeem the relevant Notes in accordance with the preceding sentence.

(3)	Adjustment of Exchange Ratio for Change of Control. If the Issuer gives notice in accordance with § 14(1)(i) with respect to a Change of Control applying to Qimonda AG, upon any exercise of the Exchange Right on or before the Control Record Date, the Exchange Ratio shall be adjusted in accordance with the following formula:

Where:

Ea = the adjusted Exchange Ratio;

E = the Exchange Ratio immediately prior to the date on which the notice in accordance with § 14(1)(i) is given;

Pr = the initial exchange premium of 35%;

c = the number of days from and including the date on which the notice in accordance with § 14(1)(i) is given to but excluding the Maturity Date; and

t = the number of days from and including the Issue Date to but excluding the Maturity Date.

(4)	Definitionen.

Eine “Änderung der Kontrolle” liegt vor, wenn (i) eine Person (wie unten definiert) oder Personen, die gemeinsam handeln, und die am Ausgabetag keine Kontrolle über Qimonda AG hat bzw. haben, die Kontrolle (wie unten definiert) über Qimonda AG oder die Garantin erwirbt bzw. erwerben oder (ii) eine Person oder Personen, die gemeinsam handeln, und die am Ausgabetag die Kontrolle über Qimonda AG hat bzw. haben, das direkte oder indirekte (im Sinne des § 22 WpHG) rechtliche oder wirtschaftliche Eigentum an Aktien, die zusammen mehr als 85% der Stimmrechte der Qimonda AG gewähren, zukünftig erwirbt bzw. erwerben, wobei dieser Erwerb auf aktivem Handeln dieser Person oder Personen beruhen muss, die zu einer Übertragung von Aktien an diese Person oder diese Personen führt, oder (iii) die Qimonda AG oder die Garantin alle oder im Wesentlichen alle ihre Vermögensgegenstände veräußert oder überträgt.

Keine Änderung der Kontrolle liegt vor bei einer Übertragung von Aktien der Qimonda AG, die vollständig innerhalb des aus der Qimonda AG und der Garantin und ihrer jeweiligen konsolidierten Tochtergesellschaften gebildeten Konzerns stattfindet.

“Kontrolle” bezeichnet (i) direktes oder indirektes (im Sinne des § 22 WpHG) rechtliches oder wirtschaftliches Eigentum von insgesamt 50% oder mehr der Stimmrechte der Qimonda AG oder die Fähigkeit im Sinne des § 17 AktG, in anderer Weise die Angelegenheiten der Qimonda AG zu bestimmen, (ii) im Falle eines Übernahmeangebotes für Aktien Umstände, in denen (A) die Aktien, die sich bereits in der Kontrolle des Anbietenden befinden, und die Aktien, für die bereits das Angebot angenommen wurde, insgesamt 50% oder mehr der Stimmrechte der Qimonda AG gewähren und (B) zur gleichen Zeit das Angebot unbedingt geworden ist.

Eine “Person” bezeichnet jede natürliche Person, Gesellschaft, Vereinigung, Firma, Partnerschaft, jedes Joint Venture, jede Unternehmung, jeden Zusammenschluss, jede Organisation, jeden Fonds, Staat oder jede staatliche Einheit, jeweils unabhängig davon, ob es sich um eine selbständige juristische Person handelt.

(4)	(i) Der Anleihegläubiger darf seine Rechte gemäß § 14(1) in Bezug auf eine Schuldverschreibung, bezüglich derer die
(4)	Definitions.

A “Change of Control” occurs if (i) a Person (as defined below) or Persons acting in concert who does not or do not have Control of Qimonda AG at the Issue Date, respectively, acquires or acquire Control (as defined below) of Qimonda AG or the Guarantor or (ii) any person or persons acting in concert, who does or do have control of Qimonda AG at the Issue Date, directly or indirectly (within the meaning of § 22 of the German Securities Trading Act (“WpHG”) acquire(s) legal or beneficial ownership of shares carrying, in the aggregate, more than 85% of the voting rights in Qimonda AG in the future, provided that such acquisition results from actions of such person or persons resulting in the transfer of shares to it or them, or (iii) Qimonda AG or the Guarantor disposes of or transfers all or substantially all of its assets.

No Change of Control occurs in case of a transfer of shares in Qimonda AG that takes place entirely within the group comprised of Qimonda AG or the Guarantor, as the case may be, and its respective consolidated subsidiaries.

“Control” means (i) direct or indirect (within the meaning of § 22 of the German Securities Trading Act) legal or beneficial ownership of, in the aggregate, 50% or more of the voting rights of Qimonda AG or the ability to otherwise direct the affairs of Qimonda AG within the meaning of § 17 of the Stock Corporation Act, or (ii) in the event of a tender offer for shares in circumstances where (A) the shares already in the control of the offeror and the shares which have already been tendered carry, in the aggregate 50% or more of the voting rights in Qimonda AG and (B) at the same time the offer has become unconditional.

A “Person” means an individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state, in each case whether or not being a separate legal entity.

(4)	(i) The Noteholder may not exercise its rights under § 14(1) in respect of any Note which is the subject of the prior exercise by

Anleiheschuldnerin zuvor ihr Recht auf Rückzahlung gemäß § 4(3), (4) oder (6) ausgeübt hat, nicht ausüben.

(ii) Um dieses Recht auszuüben, hat der Anleihegläubiger gegenüber der Zahlstelle über seine depotführende Bank zur Übermittlung an die Zahlstelle über das Clearingsystem eine ordnungsgemäß ausgefüllte Erklärung über die vorzeitige Rückzahlung abzugeben, die der Zahlstelle spätestens am 30. Tag nach der Bekanntmachung gemäß § 14(1) zugehen muss. Die Erklärung hat den Nennbetrag der Schuldverschreibungen, für die das Recht zur Rückzahlung ausgeübt wird, und/oder den Nennbetrag der Schuldverschreibungen, für die das Umtauschrecht ausgeübt wird, anzugeben. Die Anleiheschuldnerin ist nur verpflichtet, Schuldverschreibungen, für welche das Recht ausgeübt worden ist, gegen Lieferung der Schuldverschreibungen an die Anleiheschuldnerin oder deren Order zurückzuzahlen. Die Ausübung des Rechts kann nicht widerrufen oder zurückgenommen werden.
§ 15
(Kündigung durch Anleihegläubiger)
(1)	Kündigungsrecht. Jeder Anleihegläubiger ist berechtigt, durch Mitteilung an die Zahlstelle (§ 17(1)) seine sämtlichen Forderungen aus den Schuldverschreibungen fällig zu stellen und Rückzahlung zu deren Nennbetrag zuzüglich hierauf aufgelaufener Zinsen zu verlangen (sofern nicht der Umstand, der zur Fälligstellung geführt hat, nachweisbar geheilt wurde, bevor die Kündigung gegenüber der Zahlstelle (§ 17(1)) erfolgt ist), wenn:
(a)	die Anleiheschuldnerin oder die Garantin, gleichgültig aus welchen Gründen, (i) Kapital oder Zinsen auf die Schuldverschreibungen nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt, oder (ii) die Erfüllung einer wesentlichen Verpflichtung aus den Schuldverschreibungen, insbesondere gemäß § 2(2) und § 13(1), unterlässt, und diese Unterlassung mehr als 60 Tage andauert, nachdem die Anleiheschuldnerin eine schriftliche Benachrichtigung von der Zahlstelle (§ 17(1)) erhalten hat;
the Issuer of its right to redeem such Note under § 4(3), (4) or (6).

(ii) In order to exercise the option, the Noteholder must submit to the Paying Agent via its depositary bank for transfer to the Paying Agent via the Clearing System a duly completed redemption notice which must be received by the Paying Agent no later than on the 30th day following the date of the notice pursuant to § 14(1). The notice must specify the principal amount of the Notes in respect of which the redemption option is exercised and/or the principal amount of the Notes in respect of which the Exchange Right is exercised. The Issuer shall only be required to redeem Notes in respect of which such option is exercised against delivery of such Notes to the Issuer or to its order. No option so exercised may be revoked or withdrawn.

§ 15
(Termination by Noteholders)
(1)	Events of Default. Each Noteholder is entitled, by notice to the Paying Agent (§ 17(1)), to declare due and payable its entire claims arising from the Notes and demand payment of their Principal Amount together with interest accrued thereon (unless the circumstance leading to such declaration has provably been cured before the notice of termination is given to the Paying Agent (§ 17(1)), if:

(a)	the Issuer or the Guarantor, for any reason whatsoever, (i) fails to pay principal or interest under the Notes within 30 days of the relevant Due Date or (ii) fails to perform duly any material obligation under the Notes, in particular pursuant to § 2(2) and § 13(1), and such failure continues for more than 60 days after receipt by the Issuer of a written notice from the Paying Agent (§ 17(1));

(b)	die Anleiheschuldnerin oder die Garantin die Erfüllung einer fälligen Zahlungsverpflichtung aus einer anderen von der Anleiheschuldnerin oder der Garantin begebenen oder garantierten Kapitalmarktverbindlichkeit unterlässt, der Gesamtbetrag der nicht erfüllten Verpflichtungen €50.000.000 oder den Gegenwert in einer anderen Währung übersteigt und diese Nichterfüllung 30 Tage andauert, nachdem die Anleiheschuldnerin bzw. die Garantin in Übereinstimmung mit den vertraglichen oder gesetzlichen, diese Zahlungsverpflichtung regelnden Bestimmungen entsprechend informiert wurde, oder eine solche Zahlungsverpflichtung der Anleiheschuldnerin oder der Garantin infolge des Vorliegens der Voraussetzungen eines Kündigungsgrundes (wie auch immer definiert) seitens der Anleiheschuldnerin oder der Garantin vorzeitig fällig gestellt wird und der entsprechende Kündigungsgrund nicht innerhalb von 30 Tagen, nachdem die Anleiheschuldnerin bzw. die Garantin über das Vorliegen eines solchen Kündigungsgrundes informiert wurde, geheilt, aufgegeben oder für ungültig erklärt wurde, oder eine für eine solche Zahlungsverpflichtung bestellte Sicherheit durchgesetzt wird, und diese Durchsetzung nicht innerhalb von 30 Tagen, nachdem die Anleiheschuldnerin oder die Garantin von dieser Durchsetzung informiert wurde, beendet wurde;

(c)	ein Gericht ein Konkurs- oder sonstiges Insolvenzverfahren gegen die Anleiheschuldnerin oder die Garantin eröffnet, das nicht innerhalb von 60 Tagen nach der Eröffnung aufgehoben oder ausgesetzt wird, oder die Anleiheschuldnerin oder die Garantin ein solches Verfahren einleitet oder ihre Zahlungen allgemein einstellt, oder eine allgemeine Schuldenregelung zugunsten aller ihrer Gläubiger anbietet oder trifft oder die Anleiheschuldnerin ein “surseance van betaling” (im Sinne der niederländischen Insolvenzrechtsordnung (faillissementswet)) beantragt;
(b)	the Issuer or the Guarantor fails to fulfill any payment obligation, when due, arising from any other Capital Market Indebtedness issued or guaranteed by the Issuer or the Guarantor and the total amount unpaid exceeds €50,000,000 or the equivalent in another currency and such failure continues for 30 days after the Issuer or the Guarantor, as the case may be, has received a notice of such failure in accordance with the agreement governing such payment obligation or applicable law, as the case may be, or any such payment obligation of the Issuer or the Guarantor becomes due prematurely by reason of the occurrence of an event of default (howsoever defined) on part of the Issuer or the Guarantor and such event of default has not been cured, waived, rescinded or annulled for 30 days after the Issuer or the Guarantor, as the case may be, has received a notice on the occurrence of such event of default, or a security provided for such payment obligation is being enforced and such enforcement has not been terminated 30 days after notice of such enforcement has been given to the Issuer or the Guarantor, as the case may be;

(c)	bankruptcy or insolvency proceedings are commenced by court action against the Issuer or the Guarantor, and are not dismissed or stayed within 60 days after the commencement thereof, or the Issuer or the Guarantor institutes such proceedings or suspends payments generally, or offers or makes a general arrangement for the benefit of all its creditors; or the Issuer applies for a “surseance van betaling” (within the meaning of the Dutch Insolveny Act (faillissementswet));

(d)	die Anleiheschuldnerin oder die Garantin in Liquidation tritt, es sei denn, eine solche Liquidation steht im Zusammenhang mit einer Verschmelzung oder einer anderen Form des Zusammenschlusses mit einer anderen Gesellschaft und diese Gesellschaft übernimmt alle Verpflichtungen hinsichtlich der Schuldverschreibungen, die sich aus diesen Anleihebedingungen ergeben; oder

(e)	die Garantie nicht vollständig wirksam ist und dieser Zustand 45 Tage fortdauert, nachdem die Zahlstelle (§ 17(1)) hierüber eine Benachrichtigung von einem Anleihegläubiger erhalten hat.
(2)	Kündigungserklärung. Eine Kündigungserklärung gemäß § 15(1) hat in der Weise zu erfolgen, dass der Anleihegläubiger der Zahlstelle (§ 17(1)) eine schriftliche Erklärung übergibt oder durch eingeschriebenen Brief an sie übersendet und dabei durch eine Bescheinigung seiner depotführenden Bank nachweist, dass er im Zeitpunkt der schriftlichen Erklärung Gläubiger der betreffenden Schuldverschreibung(en) ist. Vorbehaltlich zwingender gesetzlicher Bestimmungen berechtigt kein Ereignis oder Umstand außer den in Absatz (1) beschriebenen einen Anleihegläubiger dazu, seine Schuldverschreibungen vorzeitig fällig zu stellen und Zahlung zu verlangen, es sei denn diese Anleihebedingungen sehen dies ausdrücklich vor.

(3)	Wirksamkeit. Im Fall des Absatzes (1)(a)(ii) wird eine die Schuldverschreibungen fällig stellende Kündigung erst wirksam, nachdem die Zahlstelle (§ 17 (1)) Kündigungserklärungen von Anleihegläubigern erhalten haben, die zusammen Schuldverschreibungen mit einem Nennbetrag von insgesamt mindestens 10% des Nennbetrags der sich zu diesem Zeitpunkt im Umlauf befindenden Schuldverschreibungen halten. Eine solche Kündigungserklärung wird abweichend vom vorangehenden Satz sofort wirksam, wenn zum Zeitpunkt ihres Zugangs einer der Kündigungsgründe gemäß Absatz (1)(a)(i) oder (b) bis (e) vorliegt und fortdauert.
(d)	the Issuer or the Guarantor enters into liquidation, unless such liquidation is in connection with a merger or any other form of combination with another company and such company assumes all obligations under the Notes arising from these Terms and Conditions; or

(e)	the Guarantee is not in full force and effect and such fact continues for 45 days after the Paying Agent (§ 17(1)) has received notice thereof from a Noteholder.
(2)	Notice. Any notice of termination in accordance with § 15(1) shall be made by means of a written notice to be delivered by hand or registered mail to the Paying Agent (§ 17(1)) together with evidence by means of a certificate of the Noteholder’s depositary bank that such Noteholder at the time of such written notice is a holder of the relevant Note(s). Subject to the provisions of any applicable mandatory law, no event or circumstance other than an event specified in subsection (1) shall entitle any Noteholder to declare any of its Notes due and payable prior to its stated maturity, save as expressly provided in these Conditions.

(3)	Effectiveness. In the case specified in subsection (1)(a)(ii), any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subsection (1)(a)(i) or (b) through (e) entitling Noteholders to declare their Notes due has occurred and is continuing, become effective only when the Paying Agent (§ 17(1)) have received such notices from Noteholders in an aggregate nominal amount of at least one-tenth of the aggregate nominal amount of all Notes then outstanding.

§ 16
(Ersetzung der Anleiheschuldnerin;
Sitzverlegung)
(1)	Ersetzung. Die Anleiheschuldnerin oder die Neue Anleiheschuldnerin (wie unten definiert) ist jederzeit berechtigt, ohne Zustimmung der Anleihegläubiger die Anleiheschuldnerin durch Infineon Technologies AG oder eine andere Gesellschaft, deren stimmberechtigte Anteile oder sonstiges gezeichnetes Kapital direkt oder indirekt zu 75% von der Infineon Technologies AG gehalten werden, als Hauptschuldnerin für alle Verpflichtungen aus und im Zusammenhang mit diesen Schuldverschreibungen (nachstehend die “Neue Anleiheschuldnerin”) zu ersetzen, sofern:
(a)	die Neue Anleiheschuldnerin rechtswirksam alle Verpflichtungen der Anleiheschuldnerin aus oder im Zusammenhang mit diesen Schuldverschreibungen übernimmt und nach einer solchen Übernahme in der Lage ist, sämtliche sich aus oder im Zusammenhang mit den Schuldverschreibungen ergebenden Zahlungsverpflichtungen ohne die Notwendigkeit eines Einbehalts von irgendwelchen Steuern oder Abgaben an der Quelle in Euro zu erfüllen sowie die hierzu erforderlichen Beträge ohne Beschränkungen an die Zahlstelle (§ 17(1)) zu übertragen, und sie insbesondere jede hierfür notwendige Genehmigung einer zuständigen Behörde erhalten hat, und

(b)	die Neue Anleiheschuldnerin sich verpflichtet, jedem Anleihegläubiger alle Steuern, Gebühren oder Abgaben zu erstatten, die ihm im Zusammenhang mit jeder Zahlung auf die Schuldverschreibungen, nach Umtausch oder in sonstiger Weise infolge der Ersetzung durch die Neue Anleiheschuldnerin auferlegt werden.
(2)	Befreiung von Verpflichtungen. Mit Wirksamwerden der Ersetzung der Anleiheschuldnerin gemäß § 16(1) ist die Anleiheschuldnerin von allen Verpflichtungen aus oder im Zusammenhang mit den Schuldverschreibungen befreit.

(3)	Bekanntmachung. Jede solche Ersetzung ist gemäß § 18 bekanntzumachen und wird mit der Bekanntmachung wirksam.

(4)	Bezugnahmen. Im Falle einer solchen Ersetzung gilt ab diesem Zeitpunkt jede
§ 16
(Substitution of Issuer; Transfer of Domicile)

(1)	Substitution. The Issuer or the Substitute Issuer (as defined below) shall without the consent of the Noteholders be entitled at any time to substitute for the Issuer Infineon Technologies AG or any direct or indirect subsidiary which is at least 75%-owned by Infineon Technologies AG as principal debtor in respect of all obligations arising from or in connection with the Notes (hereafter the “Substitute Issuer”), provided that:

(a)	the Substitute Issuer, in a manner legally effective, assumes all obligations of the Issuer arising from or in connection with the Notes and, after such assumption, it is in a position to fulfill all payment obligations arising from or in connection with the Notes in euro without the necessity of any taxes or duties being deducted or withheld at source and to transfer all amounts which are required therefore to the Paying Agent (§ 17(1)) without any restrictions, and that in particular all necessary authorizations to this effect by any competent authority have been obtained; and

(b)	the Substitute Issuer undertakes to reimburse any Noteholder for such taxes, fees or duties which may be imposed upon him in connection with any payments on the Notes, upon exchange or otherwise, as a consequence of assumption of the Issuer’s obligations by the Substitute Issuer.

(2)	Release from Obligations. Upon effective substitution of the Issuer as set forth in § 16 (1), the Issuer shall be released from any obligation arising from or in connection with the Notes.

(3)	Publication. Any such substitution shall be published in accordance with § 18 and shall become effective upon such publication.

(4)	References. In the event of such substitution any reference in these Terms beträgt fünf Jahre und beginnt mit dem Datum, an dem die jeweilige Zinszahlung erstmals fällig und zahlbar wird.
§ 20
(Verschiedenes)
(1)	Anwendbares Recht. Form und Inhalt der Schuldverschreibungen sowie sämtliche sich aus diesen Anleihebedingungen ergebenden Rechte und Pflichten der Anleihegläubiger und der Anleiheschuldnerin bestimmen sich in jeder Hinsicht nach deutschem Recht.

(2)	Erfüllungsort. Erfüllungsort ist München, Bundesrepublik Deutschland.

(3)	Gerichtsstand. Ausschließlicher Gerichtsstand für alle Rechtsstreitigkeiten aus den in diesen Anleihebedingungen geregelten Angelegenheiten ist, soweit gesetzlich zulässig, München, Bundesrepublik Deutschland.

(4)	Verzicht auf Einwendungen. Die Anleiheschuldnerin verzichtet unwiderruflich auf jede ihr gegenwärtig oder später zustehende Einwendung dagegen, dass die zuständigen Gerichte in München (Amtsgericht oder Landgericht) als zu-ständige Gerichte zur Entscheidung jeglicher Rechtsstreitigkeiten und zur Erledigung sämtlicher Streitfälle bestimmt werden und erklärt sich damit einverstanden, nicht zu behaupten, dass eines dieser Gerichte ein nicht geeigneter oder angemessener Gerichtsstand wäre.

(5)	Zustellungsbevollmächtigte. Für etwaige Rechtsstreitigkeiten oder sonstige Verfahren vor deutschen Gerichten bestellt die Anleiheschuldnerin Infineon Technologies AG, am Campeon 1 – 12, 85579 Neubiberg, Bundesrepublik Deutschland, zum Zustellungsbevollmächtigten.

(6)	Geltendmachung von Ansprüchen. Jeder Anleihegläubiger kann in Rechtsstreitigkeiten gegen die Anleiheschuldnerin oder die Garantin oder Rechtsstreitigkeiten, an denen der Anleihegläubiger und die Anleiheschuldnerin und/oder Infineon Technologies AG beteiligt sind, im eigenen Namen seine Rechte aus den ihm zustehenden Schuldverschreibungen geltend machen unter Vorlage der folgenden Dokumente: (a) einer Bescheinigung seines Depotführenden Kreditinstituts (wie unten definiert), die (i) den vollen Namen und die volle Anschrift des Anleihegläubigers enthält, (ii) den Gesamtnennbetrag der Schuldverschreibungen angibt, die am Ausstellungstag dieser Bescheinigung dem bei diesem Depotführenden Kreditinstitut years after the date on which payment thereof first becomes due and payable.

§ 20
(Miscellaneous)
(1)	Governing Law. The Notes, with regard to both form and content, as well as all rights and obligations arising from these Terms and Conditions for the Noteholders and the Issuer shall in all respects be governed by German law.

(2)	Place of Performance. Place of performance shall be Munich, Federal Republic of Germany.

(3)	Place of Jurisdiction. To the extent legally permissible, exclusive place of jurisdiction for all proceedings arising from matters provided for in these Terms and Conditions shall be Munich, Federal Republic of Germany.

(4)	Waiver of Objections. The Issuer irrevocably waives any objection which it may now or hereafter have to the competent courts of Munich (Amtsgericht or Landgericht) being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

(5)	Agent for Service of Process. For any legal disputes or other proceedings before German courts, the Issuer appoints Infineon Technologies AG, am Campeon 1 – 12, 85579 Neubiberg, Federal Republic of Germany, as authorized agent for accepting services of process.

(6)	Enforcement of Claims. Any Noteholder may in any proceedings against the Issuer or the Guarantor or to which the Noteholder and the Issuer and/or Infineon Technologies AG are parties protect and enforce in its own name its rights arising under its Notes by submitting the following documents: (a) a certificate issued by its Depositary Bank (as defined below) (i) stating the full name and address of the Noteholder, (ii) specifying an aggregate principal amount of Notes credited on the date of such certificate to such Noteholder’s securities account maintained with such Depositary Bank and (iii) confirming that the Depositary Bank has given a written notice to the Clearing System as well as to the Paying Agent bestehenden Wertpapierkonto dieses Anleihegläubigers gutgeschrieben sind, und (iii) bestätigt, dass das Depotführende Kreditinstitut dem Clearing System und der Zahlstelle eine schriftliche Mitteilung zugeleitet hat, die die Angaben gemäß (i) und (ii) enthält und Bestätigungsvermerke des Clearing Systems sowie des jeweiligen Clearing System-Kontoinhabers trägt, sowie (b) einer von einem Vertretungsberechtigten des Clearing Systems oder der Zahlstelle beglaubigten Ablichtung der Globalurkunde. Im Sinne der vorstehenden Bestimmungen ist“Depotführendes Kreditinsitut” ein Bank-oder sonstiges Finanzinstitut (einschließlich Clearstream Banking AG) von allgemein anerkanntem Ansehen, das zum Betreiben des Wertpapier-Depotgeschäfts berechtigt ist und bei dem der Anleihegläubiger ein Wertpapierkonto in Bezug auf Schuldverschreibungen unterhält.
§ 21
(Sprache)
Diese Anleihebedingungen sind in deutscher Sprache abgefasst und mit einer Übersetzung in die englische Sprache versehen. Der deutsche Wortlaut ist allein rechtsverbindlich. Die englische Übersetzung dient nur der Information.
containing the information pursuant to (i) and (ii) and bearing acknowledgements of the Clearing System and the relevant Clearing System accountholder as well as (b) a copy of the Global Note certified by a duly authorized officer of the Clearing System or the Paying Agent as being a true copy. For the purposes of the foregoing, “Depositary Bank” means any bank or other financial institution of recognized standing authorized to engage in securities deposit business with which the Noteholder maintains a securities account in respect of any Notes, and includes Clearstream Banking AG.

§ 21
(Language)
These Terms and Conditions are written in the German language and provided with an English language translation. The German version shall be the only legally binding version. The English translation is for convenience only.